EXHIBIT 2.07

  FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF
                   DeBARTOLO REALTY PARTNERSHIP, L.P.

          THIS FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, dated as of _________, 1996, is made by and among DeBartolo Realty Corporation, an Ohio corporation having an office at 7620 Market Street, Youngstown, Ohio 44513, as general partner (the "Managing General Partner"), Simon Property Group, Inc., a Maryland corporation having an office at Merchant's Plaza, 115 West Washington Street, Indianapolis, Indiana 46204, as nonmanaging general partner (the "Non-Managing General Partner"), and those parties who have executed this Agreement as limited partners and whose names and addresses are set forth on Exhibit A hereto as Limited Partners (the "Limited Partners").




                             W I T N E S S E T H :

          WHEREAS, DeBartolo Realty Partnership, L.P., a Delaware limited partnership (the "Partnership"), was organized on November 18, 1993, and a

Certificate in respect of the Partnership was filed in the office of the

Secretary of State of the State of Delaware.  The Limited Partnership Agreement

was last amended and restated by instrument dated April 21, 1994; and

          WHEREAS, Day Acquisition Corp., an Ohio corporation which was formed as a wholly-owned subsidiary of

the Non-Managing General Partner on _________, 1996, merged into the Managing

General Partner on March __, 1996, which Managing General Partner was the surviving corporation after giving effect to the transactions completed on that date pursuant to the Merger Agreement and Plan of Merger among the Non-Managing

General Partner, Day Acquisition Corp. and the Managing General Partner dated

March __, 1996 (the "Merger Agreement"); and

          WHEREAS, the parties hereto wish to provide for the further amendment and restatement of the Agreement of Limited Partnership of the Partnership, as

heretofore amended and restated, to allow for the admission of the NonManaging

General Partner and certain Limited Partners and to make various other changes provided for below; and

          WHEREAS, the persons whose names appear on

Exhibit A hereto as Limited Partners consist of the existing limited partners in the Partnership and certain of the existing limited partners of Simon

Property Group, L.P., a Delaware limited partnership ("Simon, L.P."), it being understood that such limited partners of Simon, L.P., in exchange for the contribution to the Partnership of their interests in Simon, L.P., are becoming

Limited Partners in the Partnership; and

          WHEREAS, concurrently with the execution hereof, the Non-Managing

General Partner is contributing to the Partnership a portion of its interests in Simon, L.P., as set forth on Exhibit A, in exchange for its interest as non managing general partner of the Partnership.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree that the

Agreement of Limited Partnership of the Partnership, as heretofore amended and restated, is hereby amended and restated in its entirety to read as follows:


                                    ARTICLE

                               Definitions; Etc.

            Definitions.  Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings set forth below or in the preamble to this Agreement set forth above:

          "Accountants" shall mean the firm or firms of independent certified public accountants selected by the Managing General Partner from time to time on behalf of the Partnership to audit the books and records of the Partnership and to prepare and certify statements and reports in connection therewith.

          "Act" shall mean the Revised Uniform Limited Part nership Act as enacted in the State of Delaware, as the same may hereafter be amended from time to time.

          "Additional Units" shall have the meaning set forth in Section 9.4 hereof.

          "Adjustment Date" shall have the meaning set forth in Section

4.3(b) hereof.

          "Administrative Expenses" shall mean (i) all administrative and operating costs and expenses incurred by the Partnership, and (ii) those administrative costs and expenses and accounting and legal expenses incurred by the Managing General Partner or the Non-Managing General Partner on behalf or for the benefit of the Partnership.

          "Affected Gain" shall have the meaning set forth in Section 6.1(g)

hereof.

          "Affiliate" shall mean, with respect to any Part ner (or as to any other Person the affiliates of whom are

relevant for purposes of any of the provisions of this Agreement), (i) any member of the Immediate Family of such Partner or Person; (ii) any partner,

trustee, beneficiary or shareholder of such Partner or Person; (iii) any legal representative, successor or assignee of any Person referred to in the preceding clauses (i) and (ii); (iv) any trustee or trust for the benefit of any Person referred to in the preceding clauses (i) through (iii); or (v) any

Entity which, directly or indirectly through one or more intermediaries,

Controls, is Controlled by, or is under common Control with, such Partner or any Person referred to in the preceding clauses (i) through (iv).

          "Affiliate Financing" shall mean financing or refinancing obtained from a Partner or an Affiliate of a Partner by the Partnership.

          "Agreement" shall mean this Fifth Amended and Restated Limited

Partnership Agreement, as originally executed and as amended, modified,

supplemented or restated from time to time, as the context requires.

          "Amortization Requirements" shall have the meaning set forth in

Section 12.1(d) hereof.

          "Bankruptcy" shall mean, with respect to any Part ner, (i) the commencement by such Partner of any proceeding seeking relief under any provision or chapter of the federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization, (ii) an adjudi cation that such Partner is insolvent or bankrupt, (iii) the entry of an order for relief under the federal Bankruptcy Code with respect to such Partner, (iv)

the filing of any such petition or the commencement of any such case or pro ceeding against such Partner, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing, (v) the

filing of an answer by such Partner admitting the allega tions of any such petition, (vi) the appointment of a trustee, receiver or custodian for all or substantially all of the assets of such Partner unless such appointment is vacated or dismissed within ninety (90) days from the date of such appointment but not less than five (5) days before the proposed sale of any assets of such

Partner, (vii) the execution by such Partner of a general assignment for the benefit of creditors, (viii) the convening by such Partner of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts, (ix) the failure of such Partner to pay its debts as they mature, (x) the levy, attachment, execution or other seizure of substantially all of the assets of such Partner where such seizure is not discharged within thirty (30) days thereafter, or (xi) the admission by such

Partner in writing of its inability to pay its debts as they mature or that it is generally not paying its debts as they become due.

          "Capital Account" shall have the meaning set forth in Section 4.8(a)

hereof.

          "Capital Contribution" shall mean, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property other than money contributed to the Partnership with respect to the Partnership Units held by such Partner (net of liabilities secured by such property which the

Partnership assumes or takes subject to).

          "Certificate" shall mean the Certificate of Lim

ited Partnership establishing the Partnership, as filed with the office of the

Delaware Secretary of State on Novem

ber 18, 1993, as it has or may hereafter be amended from time to time in accordance with the terms of this Agreement and the Act.

          "Charter" shall mean the articles of incorporation of a General

Partner and all amendments, supplements and restatements thereof.

          "Closing Price" on any date shall mean the last sale price per share,

regular way, of the Shares or, in case no such sale takes place on such day,

the average of the closing bid and asked prices, regular way, of the Shares in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York

Stock Exchange or, if the Shares are not listed or admitted to trading on the

New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading or,

if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the

National Association of Securities Dealers, Inc. Automated Quotations System

for the Shares or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the

Shares as such Person is selected from time to time by the Board of Directors of the Non-Managing General Partner.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, or any corresponding provisions of succeeding law.

          "Computation Date" shall have the meaning set forth in Section 11.3 hereof.

          "Consent of the DeBartolos" shall mean consent of those Limited

Partners who are "DeBartolos" as defined herein.  ________ DeBartolo (the

"DeBartolo Designee") is hereby granted authority by those Limited Partners who are DeBartolos to grant or withhold consent on behalf of the DeBartolos whenever the Consent of the DeBartolos is required hereunder.  The DeBartolos shall have the right, from time to time, by written notice to the Partnership signed by DeBartolos who hold in the aggregate more than fifty percent (50%) of the Partnership Units then held by the DeBartolos, to substitute a new Person as the DeBartolo Designee for the Person who is then acting as such.  The

Partnership, the Partners and all Persons dealing with the Partnership shall be fully protected in relying on any written consent of the DeBartolos which is executed by the Person who is then acting as the DeBartolo Designee.  In the event that at any time there is no DeBartolo Designee, the consent of the

DeBartolos shall be given by those DeBartolos who hold in the aggregate more than fifty percent (50%) of the Partnership Units then held by the DeBartolos.

          "Consent of the Limited Partners" shall mean the

written consent of a Majority-In-Interest of the Limited Partners, which consent shall be obtained prior to the taking of any action for which it is required by this Agree ment and may be given or withheld by a Majority-In-

Interest of the Limited Partners, unless otherwise expressly provided herein,

in their sole and absolute discretion.  Whenever the Consent of the Limited

Partners is sought by a General Partner, the request for such consent,

outlining in reason able detail the matter or matters for which such consent is being requested, shall be submitted to all of the Limited Partners, and each

Limited Partner shall have at least 15 days to act upon such request.

          "Consent of the Simons" shall mean consent of those Limited Partners who are "Simons" as defined herein. David Simon (the "Simon Designee") is hereby granted authority by those Limited Partners who are Simons to grant or withhold consent on behalf of the Simons whenever the Consent of the Simons is required hereunder.  The Simons shall have the right from time to time, by written notice to the Partnership signed by Simons who hold in the aggregate more than fifty percent (50%) of the Partnership Units then held by the Simons,

to substitute a new Person as the Simon Designee for the Person who is then acting as such.  The Partnership, the Partners and all Persons dealing with the

Partnership shall be fully protected in relying on any written consent of the

Simons which is executed by the Person who is then acting as the Simon

Designee.  In the event that at any time there is no Simon Designee, the

Consent of the Simons shall be given by those Simons who hold in the aggregate more than fifty percent (50%) of the Partnership Units then held by the Simons.

          "Contributed Funds" shall have the meaning set forth in Section

4.3(b) hereof.

          "Contributed General Partner Interest" shall mean Partnership Units and interests in the profits of Simon, L.P. contributed by the Non-Managing

General Partner pursuant to the Contribution Agreement.

          "Contributed Limited Partner Interests" shall mean Partnership Units in Simon, L.P. contributed by the Limited Partners to the Partnership pursuant to the Contribution Agreement.

          "Contribution Agreement" shall mean the Agreement dated ______

between the Partnership and the several partners of Simon, L.P. pursuant to which such partners agree to contribute their partnership interests in Simon,

L.P., or portions thereof, to the Partnership in exchange for Units.

          "Contribution Date" shall have the meaning set forth in Section 9.4 hereof.

          "Control" shall mean the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing part ner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those Persons exercising governing authority over an

Entity.  In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust, any trustee thereof or any Person having the right to select or remove any such trustee shall be deemed to have control of such trust.

          "Covered Sale" shall have the meaning set forth in Section 6.2(d)

hereof.

          "Current Per Share Market Price" on any date shall mean the average of the Closing Price for the five consecu tive Trading Days ending on such date.

          "DeBartolo Group Limited Partners" shall mean, collectively, (i)

EJDC, an Ohio corporation or any successor to EJDC by merger or corporate reorganization, (ii) the Estate of Edward J. DeBartolo, Edward J. DeBartolo

Jr., Marie Denise DeBartolo York, their children and trusts created for the benefit of descendants of Edward J. DeBartolo and (iii) the Affiliates of the

foregoing.

          "DeBartolos" shall mean the Estate of Edward J.

DeBartolo, Edward J. DeBartolo, Jr., Marie Denise DeBartolo

York and other members of the Immediate Family of any of the foregoing, any other lineal descendants of any of the foregoing, any trusts established for the benefit of any of the foregoing, and any other Entity Controlled by any one or more of the foregoing.

          "Deemed Partnership Unit Value" as of any date shall mean the Current

Per Share Market Price as of the Trading Day immediately preceding such date;

provided, however, that Deemed Partnership Unit Value shall be adjusted as described in Section 11.7(d) hereof in the event of any stock dividend, stock split, stock distribution or similar transaction.

          "Depreciation" shall mean for each Partnership Fiscal Year or other period, an amount equal to the depreci ation, amortization, or other cost recovery deduction allow able under the Code with respect to a Partnership asset for such year or other period, except that if the Gross Asset Value of a

Partnership asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis;

provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

          "Development Land" shall mean any vacant land suitable for development as a Project.

          "Directors" shall mean the Board of Directors of the Non-Managing

General Partner.

          "Effective Time" shall have the meaning set forth in the Merger

Agreement.

                   "EJDC" shall mean The Edward J. DeBartolo

Corporation, an Ohio corporation.

          "EJDC Lender" shall mean the Persons described as lenders in Exhibit

F.

          "EJDC Loan Transaction" shall mean the loans documented in Exhibit F.

"EJDC Option" shall have the meaning set forth in Section   12.1 hereof.

          "EJDC Option Termination Date" shall have the meaning set forth in

Section 12.1(e) hereof.

          "Entity" shall mean any general partnership, lim ited partnership,

limited liability company, limited liability partnership, corporation, joint venture, trust, business trust, cooperative or association.

          "ERISA" shall mean the Employee Retirement Income Security Act of

1974, as amended from time to time (or any corresponding provisions of succeeding laws).

          "Exercise Notice" shall have the meaning set forth in Section 11.1 hereof.

          "GAAP" shall mean generally accepted accounting principles consistently applied.

          "General Partner" shall mean the Managing General Partner, the Non-

Managing General Partner and their respective duly admitted successors and assigns and any other Person who is a general partner of the Partnership at the time of reference thereto.

          "Gross Asset Value" shall have the meaning set forth in Section

4.8(b) hereof.

          "Gross Income" shall mean the income of the Partnership determined pursuant to Section 61 of the Code before deduction of items of expense or deduction.

          "Immediate Family" shall mean, with respect to any Person, such

Person's spouse, parents, parents-in-law, descendants by blood or adoption,

nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law and children-in-law (in each case by whole or half-blood).

"Incurrence" shall have the meaning set forth in Section    10.5(a) hereof.

          "Independent Directors" shall mean members of the Board of Directors of the Non-Managing General Partner who are neither employed by the Non-

Managing General Partner nor a member (or an Affiliate of a member) of the

Simons.1

          "Initial EJDC Notice" shall have the meaning set

forth in Section 12.1(a) hereof.

          "Institutional Investors" shall have the meaning set forth in Rule

501(a)(1)-(3), (7) and (8) of Regulation D promulgated under the Securities

Act.

          "Institutional Lender" shall mean a commercial bank or trust company,

a savings and loan association or an insurance company.

          "JCP" shall mean JCP Realty, Inc., a Delaware corporation, or any of its Affiliates that becomes a Limited Partner hereunder and that is an

"accredited investor" as defined in Regulation D under the Securities Act, as amended.

          "JCP Limited Partner" shall mean JCP, in its capacity as a Limited

Partner hereunder.

          "JCP Property Liabilities" means any liabilities encumbering the assets of Treasure Coast-JCP Associates, Ltd., Pinellas Square Associates,

Melbourne-JCP Associates, Ltd., Boynton-JCP Associates, Ltd., Chesapeake-JCP

Associates, Ltd., Mall of the Mainland Associates, L.P., Port Charlotte-JCP

Associates and Northfield Center Limited Partnership and any liability of the

Partnership with

respect to which JCP has incurred the "economic risk of

loss" within the meaning of Treasury Regulation  1.752-2. "Lien" shall mean any liens, security interests, mortgages, deeds of trust, charges, claims,

encumbrances, restrictions, pledges, options, rights of first offer or first refusal and any other rights or interests of others of any kind or nature,

actual or contingent, or other similar encumbrances of any nature whatsoever.

          "Limited Partner Liability" shall mean, with

respect to each Limited Partner, each liability (or portion thereof) included in the basis of such Limited Partner (other than as an "excess nonrecourse liability" within the meaning of Regulations Section 1.752-3(a)(3)) for federal income tax purposes.

          "Limited Partners" shall mean those Persons whose names are set forth on Exhibit A hereto as Limited Partners, their permitted successors or assigns as limited partners hereof, and/or any Person who, at the time of reference thereto, is a limited partner of the Partnership.

          "Liquidating Agent" shall mean such Person as is

selected as the Liquidating Agent hereunder by the Managing General Partner,

which Person may include the Managing General Partner or an Affiliate of the

Managing General Partner, provided such Liquidating Agent agrees in writing to be bound by the terms of this Agreement.  The Liquidating Agent shall be empowered to give and receive notices, reports and payments in connection with the dissolution, liquidation and/or winding-up of the Partnership and shall hold and exercise such other rights and powers as are neces sary or required to permit all parties to deal with the Liquidating Agent in connection with the dissolution, liquidation and/or winding-up of the Partnership.

          "Liquidation Transaction" shall mean any sale of

assets of the Partnership in contemplation of, or in connec tion with, the liquidation of the Partnership.

          "Losses" shall have the meaning set forth in Section 6.1(a) hereof.

          "Major Decisions" shall have the meaning set forth in Section 7.3(b)

hereof.

          "Majority-In-Interest of the Limited Partners" shall mean Limited

Partner(s) who hold in the aggregate more than fifty percent (50%) of the

Partnership Units then held by all the Limited Partners, as a class (excluding any Partnership Units or Preferred Units held by the NonManaging General

Partner or by the Managing General Partner or any Person Controlled by or any

Person holding as nominee for either of such Partners).

                   "Managing General Partner" shall mean the

DeBartolo Realty Corporation, an Ohio corporation. "Minimum Gain" shall have the meaning set forth in

Section 6.1(d)(1) hereof.

          "Minimum Gain Chargeback" shall have the meaning set forth in Section

6.1(d)(1) hereof.

          "Net Financing Proceeds" shall mean the cash proceeds received by the

Partnership in connection with any borrowing by or on behalf of the Partnership

(whether or not secured), or distributed to the Partnership in respect of any such borrowing by any Subsidiary Entity, after deduction of all costs and expenses incurred by the Partnership in connection with such borrowing, and after deduction of that portion of such proceeds used to repay any other indebtedness of the Partnership, or any interest or premium thereon.

          "Net Operating Cash Flow" shall mean, with respect to any fiscal period of the Partnership, the aggregate amount of all cash received by the

Partnership from any source for such fiscal period (including Net Sale Proceeds and Net Financing Proceeds), less the aggregate amount of

all expenses or other amounts paid with respect to such period and such additional cash reserves as of the last day of such period as the Managing

General Partner deems necessary for any capital or operating expenditure permitted hereunder.

          "Net Sale Proceeds" shall mean the cash proceeds received by the

Partnership in connection with a sale of any asset by or on behalf of the

Partnership or a sale of any asset by or on behalf of any Subsidiary Entity,

after deduction of any costs or expenses incurred by the Part nership, or payable specifically out of the proceeds of such sale (including, without limitation, any repayment of any indebtedness required to be repaid as a result of such sale or which the Managing General Partner elects to repay out of the proceeds of such sale, together with accrued interest and premium, if any,

thereon and any sales commissions or other costs and expenses due and payable to any Person in connection with a sale).

          "Non-Managing General Partner" shall mean the Simon Property Group,

Inc., a Maryland corporation.

          "Nonrecourse Liabilities" shall have the meaning

set forth in Section 6.1(d)(1) hereof.

          "Offered Units" shall mean the Partnership Units of a Limited Partner identified in an Exercise Notice which, pursuant to the exercise of Rights, are to be acquired by the Non-Managing General Partner under the terms hereof.

          "Ownership Limit" shall have the meaning set forth

in Article Ninth of the Charter of the Non-Managing General Partner.

          "Partner Nonrecourse Debt" shall have the meaning set forth in

Section 6.1(d)(2) hereof.

          "Partner Nonrecourse Debt Minimum Gain" shall have the meaning set forth in Section 6.1(d)(2) hereof.

          "Partner Nonrecourse Deduction" shall have the meaning set forth in

Section 6.1(d)(2) hereof.

          "Partners" shall mean the Managing General Partner, the Non-Managing

General Partner and the Limited Partners, their duly admitted successors or assigns or any Person who is a partner of the Partnership at the time of reference thereto.

          "Partnership" shall mean the limited partnership hereby constituted,

as such limited partnership may from time to time be constituted.

          "Partnership Fiscal Year" shall mean the calendar year.

          "Partnership Interest" shall mean the interest of a Partner in the

Partnership.

          "Partnership Minimum Gain" shall have the meaning set forth in

Section 1.704-2(b)(2) of the Regulations.

          "Partnership Units" or "Units" shall mean the

interest in the Partnership of any Partner which entitles a Partner to the allocations (and each item thereof) specified in Section 6.1(a) hereof and all distributions from the Partnership, and its rights of management, consent,

approval, or participation, if any, as provided in this Agreement.  Partnership

Units do not include Preferred Units.  Each Partner's percentage of ownership interest in the Partnership shall be determined by dividing the number of

Partnership Units then owned by each Partner by the total number of Partnership

Units then outstanding.  The initial number of Partnership Units held by each

Partner at the date hereof is as set forth opposite its name on attached

Exhibit A.

          "Payment Period" shall have the meaning set forth in Section 12.1(a)

hereof.

          "Person" shall mean any individual or Entity.

                  "Pledge" shall mean granting of a Lien on a

Partnership Interest.

                  "Post-Exchange Distribution" shall have the

meaning set forth in Section 6.2(a) hereof.

          "Preferred Contributed Funds" shall have the meaning set forth in

Section   4.3(e) hereof.

          "Preferred Distribution Requirement" shall have the meaning set forth in Section 4.3(e) hereof.

          "Preferred Distribution Shortfall" shall have the meaning set forth

in Section                   6.2(b)(i) hereof.

          "Preferred Redemption Amount" shall mean, with respect to any class or series of Preferred Units, the sum of (i) the amount of any accumulated

Preferred Distribution Shortfall with respect to such class or series of

Preferred Units, (ii) the Preferred Distribution Requirement to the date of redemption and (iii) the Preferred Redemption Price indicated in the Preferred

Unit Designation with respect to such class or series of Preferred Units.

                  "Preferred Redemption Price" shall have the

meaning set forth in Section 4.3(e) hereof.

          "Preferred Shares" shall mean any class of equity securities of the

Non-Managing General Partner now or hereafter authorized or reclassified, other than the Shares or the Excess Stock, having dividend rights that are superior or prior to dividends payable on the Shares.

          "Preferred Unit Designation" shall have the

meaning set forth in Section 4.3(e) hereof.

          "Preferred Unit Issue Price" shall mean the amount of the Required

Funds contributed or deemed to have been contributed by the Non-Managing

General Partner in exchange for a Preferred Unit.

          "Preferred Units" shall mean interests in the Partnership issued to the Non-Managing General Partner

pursuant to Section 4.3(c) hereof.  Holders of Preferred Units shall have such rights to the allocations of Profits and Losses as specified in Section 6.1 hereof and to distributions pursuant to Section 6.2 hereof, but shall not, by reason of ownership of such Preferred Units, be entitled to participate in the management of the Partnership or to consent to or approve any action which is required by the Act or this Agreement to be approved by any or all of the

Partners.

          "Principal Group" shall mean, as of any date, a Limited Partner, or two or more Limited Partners which are Affiliates, and which individually or collectively own 5% or more of the Partnership Units outstanding as of such date.

          "Principal Group Representative" shall mean, as of

any date, the designated representative of any Principal Group.

          "Profits" shall have the meaning set forth in Section 6.1(a) hereof.

          "Project" shall mean any property that is or is planned to be used primarily for retail purposes, and shall include, but is not limited to, a regional mall, community shopping center, specialty retail center and a mixed-

use property which contains a major retail component.

          "Property or Properties" shall mean any

Development Land or Project in which the Partnership acquires ownership of (a)

the fee or leasehold interest or (b) an indirect interest through any other partnership or other Entity in the fee or leasehold interest.

          "Purchase Price" shall have the meaning set forth in Section 11.3 hereof.

          "Qualified REIT Subsidiaries" shall have the meaning set forth in

Section 856(i)(2) of the Code.

          "Registration Rights Agreements" shall mean the

agreements, in effect as of the Effective Time, among the Non-Managing General

Partner, certain of its stockholders and certain holders of Units.

          "Regulations" shall mean the final, temporary or proposed Income Tax

Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regula tions).

          "Regulatory Allocation" shall have the meaning set forth in Section

6.1(d)(5) hereof.

          "REIT" shall mean a real estate investment trust as defined in

Section 856 of the Code.

          "REIT Expenses" shall mean (i) costs and expenses relating to the formation and continuity of existence of the Managing General Partner and the

Non-Managing General Partner and their respective subsidiaries, including taxes, fees and assessments associated therewith, and any and all costs,

expenses or fees payable to any director or trustee of the Managing General

Partner, the Non-Managing General Partner or such subsidiaries, (ii) costs and expenses relating to any offer or registration of securities by the General

Partner or the Non-Managing General Partner and all statements, reports, fees and expenses incidental thereto, including underwriting discounts, selling commissions and placement fees applicable to any such offer of securities

(provided, however, that in the case of any registration of securities effectuated by the Managing General Partner or the Non-Managing General Partner

on behalf of one or more of its security holders, REIT Expenses shall not include underwriting discounts or selling commissions), (iii) costs and expenses associated with the preparation and filing of any periodic reports by the Managing General Partner or the Non-Managing General Partner under federal,

state or local

laws or regulations, including tax returns and filings with the SEC and any stock exchanges on which the Shares are listed, (iv) costs and expenses associated with compliance by the Managing General Partner or the Non-Managing

General Partner with laws, rules and regulations promulgated by any regulatory body, including the SEC, (v) costs and expenses associated with any 401(k)

Plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the Managing General Partner, the Non-Managing General Partner

or Simon Property Group (Delaware), Inc., and

(vi) all operating, administrative and other costs incurred by the Managing

General Partner or the Non-Managing General Partner (including attorney's and accountant's fees, income and franchise taxes and salaries paid to officers of the Managing General Partner or the Non-Managing General Partner, but excluding costs of any repurchase by the General Partners of any of their securities);

provided, however, that amounts described herein shall be considered REIT

Expenses hereunder only if and to the extent the aggregate amount of such expenses incurred during the fiscal year in question and during all prior fiscal years exceeds the aggregate of all amounts distributed or distributable to the Managing General Partner or the Non-Managing General Partner by any

subsidiary thereof (including, without limitation, in the case of the Non-

Managing General Partner, by Simon Property (Delaware), Inc.) other than the

Partnership or Simon, L.P., as appropriately apportioned between the

Partnership and Sunny, L.P., during such fiscal years.

          "REIT Requirements" shall mean all actions or omissions as may be necessary (including making appropriate distributions from time to time) to permit the Managing General Partner and the Non-Managing General Partner to

qualify or continue to qualify as real estate investment trusts within the meaning of Section 856 et seq. of the Code, as such provisions may be amended from time to time, or corresponding provisions of succeeding law.

          "Related Issue" shall mean, with respect to a class or series of

Preferred Units, the class or series of Preferred Shares the sale of which provided the Non-Managing General Partner with the proceeds to contribute to the Partnership.

          "Required Funds" shall have the meaning set forth in Section 4.3(a)

hereof.

          "Response Note" shall have the meaning set forth in Section 12.1(b).

"Rights" shall have the meaning set forth in Section   11.1 hereof.

          "SEC" shall mean the United States Securities and Exchange

Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Shares" shall mean the shares of Common Stock, par value $.0001 per share, of the Non-Managing General Partner.

          "Simons" shall mean Melvin Simon, Herbert Simon and David Simon,

other members of the Immediate Family of any of the foregoing, any other lineal descendants of any of the foregoing, any trusts established for the benefit of any of the foregoing, and any other Entity Controlled by any one or more of the foregoing.

          "Subsequent EJDC Notice" shall have the meaning set forth in Section

12.1(c) hereof.

          "Subsidiary Entity" shall mean any Entity in which the Partnership owns a direct or indirect equity interest.

          "Subsidiary Partnership" shall mean any partner

ship in which the Partnership owns a direct or indirect equity interest.

          "Substituted Limited Partner" shall have the meaning set forth in the

Act.

          "Tax Matters Partner" shall have the meaning set forth in Section 6.7 hereof.

          "Third Party" or "Third Parties" shall mean a Person or Persons who is or are neither a Partner or Partners nor an Affiliate or Affiliates of a

Partner or Partners.

          "Third Party Financing" shall mean financing or refinancing obtained from a Third Party by the Partnership.

          "Trading Day" shall mean a day on which the prin

cipal national securities exchange on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which bank ing institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Transfer" means any assignment, sale, transfer, conveyance or other disposition or act of alienation (other than a Pledge), whether voluntary or involuntary, or by operation of law.

          1.2 Exhibit, Etc. References to "Exhibit" are, unless otherwise specified, to one of the Exhibits attached to this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections of this Agreement. Each Exhibit attached hereto and referred to herein is hereby incorpo rated herein by reference.




                                    ARTICLE

                                 Organization


               Continuation.  The parties hereto do hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Act,

and all other pertinent laws of the State of Delaware, for the purposes and upon the terms and conditions hereinafter set forth. The Partners agree that the rights and liabilities of the

Partners shall be as provided in the Act except as otherwise herein expressly provided.  Promptly upon the execution and delivery hereof, the Managing

General Partner shall cause each notice, instrument, document, or certificate as may be required by applicable law, and which may be necessary to enable the

Partnership to continue to conduct its business, and to own its properties,

under the Partnership name, to be filed or recorded in all appropriate public offices.  Upon request of the Managing General Partner, the Partners shall execute any assumed or fictitious name, certificate or certificates required by law to be filed in connection with the Partnership.  The Managing General

Partner shall properly cause the execution and delivery of such additional documents and shall perform such additional acts consistent with the terms of this Agreement as may be necessary to comply with the requirements of law for the continued operation of a limited partnership under the laws of the State of

Delaware (it being understood that the Managing General Partner shall be required to provide the NonManaging General Partner and Limited Partners with copies of any amended Certificates of Limited Partnership required to be filed under such laws only upon request) and for the continued operation of a limited partnership in each other jurisdiction in which the Partnership shall conduct business.

               Name.  The name of the Partnership is hereby

changed to Simon-DeBartolo Group, L.P., and henceforth all business of the

Partnership shall be conducted under the name of Simon-DeBartolo Group, L.P. or such other name as the Managing General Partner may select; provided, however,

that the Managing General Partner may not choose the name (or any derivative thereof) of any Limited Partner (other than the names "DeBartolo" or "Simon")

without the prior written consent of such Limited Partner.  All transactions of the Partnership, to the extent permitted by applicable law, shall be carried on and completed in such name (it being understood that the Partnership may adopt assumed or fictitious names in certain jurisdictions).

               Character of the Business.  The purpose of the Partnership is and shall be to acquire, hold, own, sell, transfer, encumber, convey, exchange,

and otherwise dispose of or deal with the Properties and any other real and personal property of all kinds; to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the

Partnership; and to engage in such other ancillary activities as shall be necessary or desirable to effectuate the foregoing purposes.  The Partner ship shall have all powers necessary or desirable to accomplish the purposes enumerated.  In connection with the foregoing, but subject to all of the terms,

covenants, conditions and limitations contained in this Agreement and any other agreement entered into by the Partnership, the Partnership shall have full power and authority to enter into, perform, and carry out contracts of any kind, to borrow or lend money and to issue evidences of indebtedness, whether or not secured by mortgage, trust deed, pledge or other Lien and, directly or indirectly, to acquire and construct additional Properties necessary or useful in connection with its business.

               Location of the Principal Place of Business. The location of the principal place of business of the Partnership shall be at

__________________________________ or such other location as shall be selected from time to time by the Managing General Partner in its sole discretion;

provided, however, that the Managing General Partner shall promptly notify the

Partners of any change in the location of the principal place of business of the Partnership.

               Registered Agent and Registered Office.  The

Registered Agent of the Partnership shall be The PrenticeHall Corporation System, Inc. or such other Person as the Managing General Partner may select in its sole discretion. The Registered Office of the Partnership in the State of Delaware shall be c/o Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, DE 19901, or such other location as the Managing General Partner may select in its sole and absolute discretion. The Managing General Partner shall promptly notify the Partners of any change in the Registered Agent or Registered Office of the Partnership.




                                    ARTICLE

                                     Term

               Commencement.  The Partnership commenced business as a limited partnership on November 18, 1993 upon the filing of the Certificate with the

Secretary of State of the State of Delaware.

               Dissolution.  The Partnership shall continue until dissolved and terminated upon the earlier of

(i) December 31, 2096, or (ii) the occurrence of the earliest of the following events:

                   the dissolution, termination, retirement or Bankruptcy of

  the last remaining General Partner

  unless the Partnership is continued as provided in Section 9.1 hereof;

                   the election to dissolve the Partnership made in writing by the Managing General Partner, but only if the consent required by Section 7.3 and the consent of the Non-Managing General Partner are obtained;

                   the sale or other disposition of all or substantially all

  the assets of the Partnership; or

                   dissolution required by operation of

  law.
                                    ARTICLE

                           Contributions to Capital

               General Partner Capital Contributions.

  (a)  Simultaneously with the execution and delivery hereof, the Non-Managing

General Partner is contributing to the Partnership, Simon, L.P. units representing 10.5% of the outstanding Simon, L.P. units

(excluding preferred units) and is contributing to the Partnership a 49.5%

interest in the profits of Simon, L.P., both in exchange for a non-managing general partnership interest in the Partnership with the number of Units set forth on Exhibit A.

               (b)  The Non-Managing General Partner shall hereafter contribute to the capital of the Partnership, in exchange for Units as provided in Section

4.3(b) hereof, the proceeds of the sale of any Shares.

               Limited Partner Capital Contributions. Concurrently herewith,

the Limited Partners identified on Exhibit A as limited partners of Simon, L.P.

are contributing or causing to be contributed, to the capital of the

Partnership in exchange for Partnership Units, their limited partnership interests in Simon, L.P.  Except as

expressly provided in Sections 4.3, 4.4 and 4.5, below, no Partner may make additional contributions to the capital of the Partnership without the consent of the General Partner.

                    Additional Funds.

                   The Partnership may obtain funds ("Required Funds") which it considers necessary to meet the needs, obligations and requirements of the

  Partnership, or to maintain adequate working capital or to repay Partnership indebtedness, and to carry out the Partnership's purposes, from the proceeds of Third Party Financing or Affiliate Financing, in each case pursuant to such terms, provisions, and conditions and in such manner (including the engagement of brokers and/or investment bankers to assist in providing such financing) and amounts as the Managing General Partner and as the Non-

  Managing General Partner shall determine to be in the best interests of the

  Partnership, subject to the terms and conditions of this Agreement.  Any and all funds required or expended, directly or indirectly, by the Partnership for capital expenditures may be obtained or replenished through Partnership borrowings.  Any Third Party Financing or Affiliate Financing obtained by the

  General Partners on behalf of the Partnership may be convertible in whole or in part into Additional Units (to be issued in accordance with Section 9.4 hereof), may be unsecured, may be secured by mortgage(s) or deed(s) of trust and/or assignments on or in respect of all or any portion of the assets of the Partnership or any other security made available by the Partnership, may include or be obtained through the public or private placement of debt and/or other instruments, domestic and foreign, may include the provision for the option to acquire Additional Units (to be issued in accordance with

Section 9.4 hereof), and may include the acquisition of or provision for interest rate swaps, credit enhancers and/or other transactions or items in respect of such Third Party Financing or Affiliate Financing; provided,

however, that in no event may the Partnership obtain any Affiliate Financing or

Third Party Financing that is recourse to any Partner or any Affiliate,

partner, share holder, beneficiary, principal, officer or director of any

Partner without the consent of the affected Partner and any other Person or

Persons to whom such recourse may be had.

              To the extent the Partnership does not borrow all of the Required

Funds (and whether or not the Partnership is able to borrow all or part of the

Required Funds), the Managing General Partner or the Non-Managing General

Partner (or an Affiliate thereof) (i) may itself borrow such Required Funds, in which case the Managing General Partner or the Non-Managing General Partner

shall lend such Required Funds to the Partnership on the same economic terms and otherwise on substantially identical terms, or (ii) may raise such Required

Funds in any other manner, in which case, unless such Required Funds are raised by the Non-Managing General Partner through the sale of Preferred Shares, the

Managing General Partner or the Non-Managing General Partner shall contribute to the Partnership as an additional Capital Contribution the amount of the

Required Funds so raised ("Contributed Funds") (hereinafter, each date on which the Managing General Partner or the Non-Managing General Partner so contributes

Contributed Funds pursuant to this paragraph (b) is referred to as an

"Adjustment Date").  Any Required Funds raised from the sale of Preferred

Shares shall be contributed to the Partnership as Contributed

Funds pursuant to Section 4.3(e), below.  In the event the Managing General

Partner or the Non-Managing General Partner advance Required Funds to the

Partnership pursuant to this paragraph (b), then the Partnership shall assume and pay (or reflect on its books as additional Required Funds) the expenses

(including any applicable underwriting discounts) incurred by the Managing

General Partner or the Non-Managing General Partner (or such Affiliate) in connection with raising such Required Funds through a public offering of its securities or otherwise.  If the Managing General Partner or the Non-Managing

General Partner advances Required Funds to the Partnership as Contributed Funds

pursuant to this paragraph (b), additional Partnership Units shall be issued to the Managing General Partner or the NonManaging General Partner to reflect its contribution of the Contributed Funds.  The number of Partnership Units so issued shall be determined by dividing the amount of Contributed Funds by the

Deemed Partnership Unit Value, computed as of the Trading Day immediately preceding the

Adjustment Date.  The Managing General Partner or the NonManaging General

Partner shall promptly give each Limited Partner written notice of the number of Partnership Units so issued.

                 With respect to the making of a loan to the Partnership by the

Managing General Partner or the Non-Managing General Partner which (i) is in the aggregate principal amount of at least $20 million and (ii) which, by its terms, is to mature in more than 12 months (or which is to mature in less than

12 months but is subject to extension solely at the discretion of the lender,

which extension shall cause the loan to mature in more than 12 months), the

Managing General Partner shall

give each Principal Group Representative not less than 20 days prior written notice of each Funding Date for each such loan and of the principal amount of such loan to be advanced by the Managing General Partner or the NonManaging

General Partner, as the case may be, and each Limited Partner in any Principal

Group shall have the right to provide simultaneously with the Managing General

Partner or the Non-Managing General Partner, as the case may be, its pro-rata share (computed based upon the number of Units held by such Limited Partner compared to the total number of Units then outstanding, computed as of the day immediately preceding such Funding Date) of such loan on the same terms and conditions.  To the extent that any lending Limited Partner's proportionate share of Units increases or decreases, as a result of an action taken by the

Managing General Partner after such notice is given but prior to the day immediately preceding such Funding Date, the Managing General Partner will as promptly as practicable notify such Limited Partner of its respective revised proportionate share of such loan.

                 With respect to the making of any additional Capital

Contributions by either the Managing General Partner or the Non-Managing

General Partner, each Limited Partner in any Principal Group shall, subject to compliance with the notice requirements set forth in the following sentence,

have the right to provide simultaneously with the Managing General Partner or the Non-Managing General  Partner, as the case may be, its pro-rata share

(computed based upon the number of Units held by such Limited Partner compared to the total number of Units then outstanding, computed as of the day immediately preceding such Adjustment Date) of the

Contributed Funds to be contributed on any such Adjustment Date on the same terms and conditions as the Contributed Funds of the Managing General Partner

or the Non-Managing General Partner, as the case may be.  Any Limited Partner in a given Principal Group that, not less than 20 days prior to the next

Adjustment Date, has given written notice (such notice to be valid only until the next Adjustment Date), to the Managing General Partner and the Non-Managing

General Partner of its intention to make such pro-rata contributions shall have

(i) the right to receive from the Managing General Partner not less than 20 days prior written notice of the next Adjustment Date for the Contributed Funds and of the amount of funds to be so contributed and (ii) the right, but not the obligation, to make a Capital Contribution on or before such Adjustment Date equal to its pro-rata share of the Contributed Funds, as described in the preceding sentence.  To the extent that any contributing Limited Partner's proportionate share of Units increases or decreases, as a result of action taken by the Managing General Partner or the Non-Managing General Partner,

after such notice is given but prior to the date immediately preceding the

Adjustment Date, the Managing General Partner will as promptly as practicable notify such Limited Partner of its respective revised proportionate share of the Contributed Funds in question.

                 In the event the Non-Managing General

Partner contributes to the Partnership as Preferred Contributed Funds any

Required Funds obtained from the sale of Preferred Shares ("Preferred

Contributed Funds"), then the Partnership shall assume and pay (or reflect on its books as additional Required Funds) the expenses (including any applicable underwriter discounts) incurred

by the Non-Managing General Partner in connection with raising such Required

Funds.  In addition, the NonManaging General Partner shall be issued Preferred

Units of a designated class or series to reflect its contribution of such funds.  Each class or series of Preferred Units shall be designated by the Non-

Managing General Partner to identify such class or series with the class or series of Preferred Shares which constitutes the Related Issue.  Each class or series of Preferred Units shall be described in a written document (the

"Preferred Unit Designation") attached as Exhibit B, that shall set forth, in sufficient detail, the economic rights, including dividend, redemption and conversion rights and sinking fund provisions, of the class or series of

Preferred Units and the Related Issue.  The number of Preferred Units of a class or series shall be equal to the number of shares of the Related Issue sold.  The Preferred Unit Designation shall provide for such terms for the class or series of Preferred Units that shall entitle the Non-Managing General

Partner to substantially the same economic rights as the holders of the Related

Issue.  Specifically, the Non-Managing General Partner shall receive distributions on the class or series of Preferred Units pursuant to Section 6.2 equal to the aggregate dividends payable on the Related Issue at the times such dividends are paid, together with any rights to accumulation thereof (the

"Preferred Distribution Requirement").  The Partnership shall redeem the class or series of Preferred Units for a redemption price per Preferred Unit equal to the redemption price per share of the Related Issue, exclusive of any accrued unpaid dividends (the "Preferred Redemption Price") upon the redemption of any shares of the Related Issue.  Each

  class or series of Preferred Units shall also be converted into additional

  Partnership Units at the time and on such economic terms and conditions as the Related Issue is converted into Shares.  Upon the issuance of any class or series of Preferred Units pursuant to this paragraph, the Non-Managing

  General Partner shall provide the Limited Partners with a copy of the

  Preferred Unit Designation relating to such class or series.

                Stock Option Plan.  If at any time a stock option granted by the Partnership in connection with the Stock Option Plan is exercised in accordance with its terms, and the Partnership chooses not to acquire any or all of the stock required to satisfy such option through open market purchases,

the Non-Managing General Partner shall, as soon as practicable after such exercise, sell to the Partnership for use in satisfying such stock option, at a purchase price equal to the Current Per Share Market Price on the date such stock option is exercised, the number of Shares for which such option is exercised (or, if such stock option is to be satisfied in part through open market purchases, the remaining number of shares) and the Non-Managing General

Partner shall contribute to the capital of the Partnership, in exchange for additional Partnership Units, an amount equal to the price paid to the Non-

Managing General Partner by the Partnership in connection with the

Partnership's purchase of Shares upon exercise of such stock option.  The number of Partnership Units to be so issued shall be determined by dividing the amount of such capital contribution by the Deemed Partnership Unit Value,

computed as of the Trading Day immediately preceding the date of such capital contribution.  The Non-Managing General Partner shall promptly give each

Limited Partner written notice of the number of Partnership Units so issued.

The Partnership

shall retain the exercise or purchase price paid by the holder of such option for the Shares such holder is entitled to receive upon such exercise.

               Dividend Reinvestment Plan.  All amounts received by the Non-

Managing General Partner in respect of its dividend reinvestment plan, if any,

(a) either shall be utilized by the Non-Managing General Partner to effect open market purchases of its stock, or (b) if the Non-Managing General Partner elects instead to issue new shares with respect to such amounts, shall be contributed by the NonManaging General Partner to the Partnership in exchange for additional Partnership Units.  The number of Partnership Units so issued shall be determined by dividing the amount of funds so contributed by the

Deemed Partnership Unit Value, computed as of the Trading Day immediately preceding the date such funds are contributed.  The Non-Managing General

Partner shall promptly give each Limited Partner written notice of the number of Partnership Units so issued.

               No Third Party Beneficiary.  No creditor or

other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective succes sors and assigns.  None of the rights or obligations of the

Partners herein set forth to make Capital Contributions to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the

Partnership or of any of the Partners.

               No Interest; No Return.  No Partner shall be entitled to

interest on its Capital Contribution or on such Partner's Capital Account.

Except as provided herein or by law, no Partner shall have any right to withdraw any part of its Capital Account or to demand or receive the return of its Capital Contribution from the Partnership.

               Capital Accounts.

                   The Partnership shall establish and maintain a separate

  capital account ("Capital Account") for each Partner, including a partner who shall pursuant to the provisions hereof acquire a Partnership Interest, which

  Capital Account shall be:

               (1)  credited with the amount of cash contributed by such

     Partner to the capital of the Partnership; the initial Gross Asset Value

     (net of liabilities secured by such contributed property that the

     Partnership assumes or takes subject to) of any other property contributed by such Partner to the capital of the Partnership; such Partner's distributive share of Profits; and any other items in the nature of income or gain that are allocated to such Partner pursuant to Section 6.1 hereof,

     but excluding tax items described in Regulations Section 1.704-1(b)(4)(i);

     and

               (2)  debited with the amount of cash

     distributed to such Partner pursuant to the provisions of this Agreement;

     the Gross Asset Value (net of liabilities secured by such distributed property that such Partner assumes or takes subject to) of any Partnership property distributed to such Partner pursuant to any provision of this

     Agreement; the amount of unsecured liabilities of the Partner assumed by the Partnership; such Partner's distributive share of

     Losses; in the case of the General Partners, payments of REIT Expenses by the Partnership; and any other items in the nature of expenses or losses that are allocated to such Partner pursuant to Section 6.1 hereof, but excluding tax items described in Regulations Section 1.704-1(b)(4)(i).

                  In the event that any or all of a Partner's

Partnership Units or Preferred Units are transferred within the meaning of

Regulations Section 1.704-1(b)(2)(iv)(l), the transferee shall succeed to the

Capital Account of the transferor to the extent that it relates to the Units so transferred.

          In the event that the Gross Asset Values of Part nership assets are adjusted pursuant to Section 4.8(b)(ii) hereof, the Capital Accounts of the

Partners shall be adjusted to reflect the aggregate net adjustments as if the

Partnership sold all of its properties for their fair market values and recognized gain or loss for federal income tax purposes equal to the amount of such aggregate net adjustment.

         A Limited Partner shall be liable unconditionally to the Partnership for all or a portion of any deficit in its Capital Account if it so elects to be liable for such deficit or portion thereof.  Such election may be for either a limited or unlimited amount and may be amended or with drawn at any time.

The election, and any amendment thereof, shall be made by written notice to the

Managing General Partner delivered 25 days in advance of any such election

(which the Managing General Partner shall promptly upon receipt deliver copies of to the other Partners) stating that the Limited Partner elects to be liable,

and specifying the limitations, if any, on the maximum amount or duration of such liability.  Said election, or amendment thereof,

shall be effective only from the date 25 days after the written notice is received by the Managing General Partner, and shall terminate upon the date, if any, specified therein as a termination date or upon delivery to the Managing

General Partner of a subsequent written notice withdrawing or otherwise amending such election.  A withdrawal, or an amendment reducing the Limited

Partner's maximum liability, shall not be effective to avoid responsibility for any loss incurred prior to such amendment or withdrawal.  Except as provided in this Section 4.6 or as required by law, no Limited Partner shall be liable for any deficit in its Capital Account or be obligated to return any distributions of any kind received from the Partnership.

          The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with

Section 1.704-1(b) of the Regulations, and shall be interpreted and applied as provided in the Regulations.

                   The term "Gross Asset Value" or "Gross Asset Values" means,

  with respect to any asset of the Partnership, such asset's adjusted basis for federal income tax purposes, except as follows:

               (i)  the initial Gross Asset Value of any asset contributed by a

     Partner to the Partnership shall be the gross fair market value of such asset as reasonably determined by the Managing General Partner;

              (ii)  the Gross Asset Values of all Partner

     ship assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, immediately prior to the following events:

                    (A)  a Capital Contribution (other than a de minimis

          Capital Contribution, within the

          meaning of Section 1.704-1(b)(2)(iv)(f)(5)(i) of the Regulations) to

          the Partnership by a new or existing Partner as consideration for

          Partnership Units;

                    (B)       the distribution by the

          Partnership to a Partner of more than a de minimis amount (within the meaning of Section 1.7041(b)(2)(iv)(f)(5)(ii) of the Regulations) of

          Partnership property as consideration for the redemption of

          Partnership Units; and

                    (C)       the liquidation of the Partner

          ship within the meaning of Sec

          tion 1.704-1(b)(2)(ii)(g) of the Regulations; and (iii)  the Gross

             Asset Values of Partnership

     assets distributed to any Partner shall be the gross fair market values of such assets as reasonably determined by the Managing General Partner as of the date of distribution.

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership's assets for purposes of computing Profits and Losses. Any adjustment to the Gross Asset Values of Partnership property shall require an adjustment to the Part ners' Capital Accounts as described in Section 4.8(a) above.




                                    ARTICLE

                   Conditions/Representations and Warranties

               Representations and Warranties by Managing General Partner.  The

Managing General Partner represents and warrants to the Limited Partners, the

Non-Managing General Partner and to the Partnership that (i) it is a corporation duly formed, validly existing and in good standing under the laws of the State of Ohio, with full

right, corporate power and authority to fulfill all of its obligations hereunder or as contemplated herein; (ii) all transactions contemplated by this

Agreement to be performed by it have been duly authorized by all necessary action; (iii) this Agreement has been duly executed and delivered by and is the legal, valid and binding obligation of the Managing General Partner and is enforceable in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity

(regardless of whether such enforcement is considered in a proceeding in equity or at law); (iv) no authorization, approval, consent or order of any court or governmental authority or agency or any other entity is required in connection with the execution and delivery of this Agreement by the Managing General

Partner, except as may have been received prior to the date of this Agreement;

(v) the execution and delivery of this Agreement by the Managing General

Partner and the consummation of the transactions contemplated hereby will not conflict with or constitute a breach or violation of, or default under, any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which the Managing

General Partner is a party; and (vi) the Partnership Units, upon payment of the consideration therefore pursuant to this Agreement, will be validly issued,

fully paid and, except as otherwise provided in accordance with applicable law,

non-assessable.

               Representations and Warranties by Non-

Managing General Partner.  The Non-Managing General Partner represents and warrants to the Limited Partners, the

Managing General Partner and to the Partnership that (i) it is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland, with full right, corporate power and authority to fulfill all of its obligations hereunder or as contemplated herein; (ii) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action; (iii) this Agreement has been duly executed and delivered by and is the legal, valid and binding obligation of the NonManaging

General Partner and is enforceable in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization,

moratorium, fraudulent conveyance or transfer or other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); (iv) no authorization, approval, consent or order of any court or governmental authority or agency or any other entity is required in connection with the execution and delivery of this Agreement by the

Non-Managing General Partner, except as may have been received prior to the date of this Agreement; and (v) the execution and delivery of this Agreement by the Non-Managing General Partner and the consummation of the transactions contemplated hereby will not conflict with or constitute a breach or violation of, or default under, any contract, indenture, mortgage, loan agreement, note,

lease, joint venture or partnership agreement or other instrument or agreement to which the NonManaging General Partner is a party.

               Representations and Warranties by the Limited Partners.  Each

Limited Partner, for itself only, represents and warrants to the General

Partners, the other Limited Partners and the Partnership that (i) all transactions

contemplated by this Agreement to be performed by such Limited Partner have been duly authorized by all necessary action; and (ii) this Agreement is binding upon, and enforceable against, such Limited Partner in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy,

insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

               Acknowledgment by Each Partner. Each Partner hereby acknowledges that no representations as to potential profit, cash flows, or yield, if any, in respect of the Partnership, Simon, L.P., or any one or more or all of the Projects owned, directly or indirectly, by the Partnership or Simon, L.P., have been made by any Partner or its Affiliates or any employee or representative of any Partner or its Affiliates, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute a representation or warranty, express or implied.




                                    ARTICLE

            Allocations, Distributions and Other
                          Tax and Accounting Matters

               Allocations.

                   For the purpose of this Agreement, the terms "Profits" and "Losses" mean, respectively, for each Partnership Fiscal Year or other period, the Partnership's taxable income or loss for such Partnership Fiscal Year or other period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), adjusted as follows:

                    (1)   any income of the Partnership

   that is exempt from federal income tax and not other wise taken into account in computing Profits or Losses pursuant to this Section 6.1(a) shall be added to such taxable income or loss;

                    (2)   in lieu of the depreciation,

   amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account

   Depreciation for such Partnership Fiscal Year or other period;

                    (3)   any items that are specially

   allocated pursuant to Section 6.1(d) hereof and the income allocation under

   Section 6.1(b) hereof shall not be taken into account in computing Profits or Losses; and

                    (4)   any expenditures of the Partner

            ship described in Section 705(a)(2)(B) of the Code (or

   treated as such under Regulation Section 1.7041(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this

   Section 6.1(a) shall be deducted from such taxable income or loss.

                 Except as otherwise provided in Sec tion 6.1(d) hereof and this Section 6.1(b), the Profits and Losses of the Partnership (and each item thereof) for each Partnership Fiscal Year shall be allocated among the Partners in accordance with their proportionate ownership of Partnership Units and Preferred Units in the following order of priority:

               (1)  First, Profits shall be allocated to the holder(s) of

Preferred Units in an amount equal to the excess of (A) the amount of Net

Operating Cash Flow distributed to such holders pursuant to

Section 6.2(b) and Section 6.2(c) (but only to the extent attributable to the

Preferred Distribution Requirement and Preferred Distribution Shortfalls) for

the current and all prior Partnership Fiscal Years over (B) the amount of

Profits previously allocated to such holders pursuant to this subparagraph (1).

               (2)  Second, for any Partnership Fiscal Year ending on or after a date in which Preferred Units are redeemed, Profits (or Losses) shall be allocated to the holder(s) of such Preferred Units in an amount equal to the excess (or deficit) of the sum of the applicable Preferred Redemption Amounts for the Preferred Units that have been or are being redeemed during the

Partnership Fiscal Year over the Preferred Unit Issue Price of such Preferred

Units.  In addition, in the event that the Partnership is liquidated pursuant to Article VIII, the allocation described above shall be made to the holder(s)

of Preferred Units with respect to all Preferred Units then outstanding.

               (3)  Third, any remaining Profits and

Losses shall be allocated among the Partners in accordance with their proportionate ownership of Partnership Units except as otherwise required by the Regulations.

               (4)  Notwithstanding subparagraphs (1), (2) and (3), Profits and

Losses from a Liquidation Transaction shall be allocated as follows:

          First, Profits (or Losses) shall be allocated to the holders of Preferred Units in an amount equal to the excess (or deficit) of the sum of the applicable Preferred

        Redemption Amounts of the Preferred Units which have been or will be redeemed with the proceeds of the Liquidation Transaction over the

        Preferred Unit Issue Price of such Preferred Units;

             Second, Profits or Losses shall be allocated among the Partners so that the Capital Accounts of the Partners (excluding from the Capital

        Account of the Partners the amount attributable to their Preferred

        Units) are proportional to the number of Partnership Units held by the

        Partners; and

             Third, any remaining Profits and Losses shall

        be allocated among the Partners in accordance with their proportionate ownership of Partnership Units.

                 For the purpose of Section 6.1(b) hereof, gain or loss

resulting from any disposition of Partnership property shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property for federal income tax purposes differs from its Gross Asset Value.

             Notwithstanding the foregoing provisions of this Section 6.1, the following provisions shall

apply:

                    (1) A Partner shall not receive an allocation of any Partnership deduction that would result in total loss allocations attributable to "Nonrecourse Liabilities" (as defined in Regulations Section 1.704-2(b)(3)) in excess of such Partner's share of Minimum Gain (as determined under Regulations Section 1.704-2(g)). The term "Minimum Gain" means an amount determined in accordance with Regulations Section 1.704-2(d) by computing, with respect to each Nonrecourse Liability of the Partnership, the amount of gain, if any, that the Partnership would realize if it disposed of the property subject to such liability for no consideration other than full satisfaction thereof, and by then aggregating the amounts so computed.  If the

Partnership makes a distribution allocable to the proceeds of a Nonrecourse

Liability, in accordance with Regulation Section 1.704-2(h) the distribution will be treated as allocable to an increase in Partnership Minimum Gain to the extent the increase results from encumbering Partnership property with aggregate Nonrecourse Liabilities that exceeds the property's adjusted tax basis.  If there is a net decrease in Partnership Minimum Gain for a

Partnership Fiscal Year, in accordance with Regulations Section 1.704-2(f) and the exceptions contained therein, the Partners shall be allocated items of

Partnership income and gain for such Partnership Fiscal Year (and, if necessary, for subsequent Partnership Fiscal Years) equal to the Partners'

respective shares of the net decrease in Minimum Gain within the meaning of

Regulations

Section 1.704-2(g)(2) (the "Minimum Gain Chargeback"). The items to be allocated pursuant to this

Section 6.1(d)(1) shall be determined in accordance with Regulations Section

1.704-2(f) and (j).

                 (2) Any item of "Partner Nonrecourse Deduction" (as defined in Regulations Section 1.7042(i)) with respect to a "Partner Nonrecourse Debt" (as defined in Regulations Section 1.704-2(b)(4)) shall be allocated to the Partner or Partners who bear the economic risk of loss for such Partner Nonrecourse Debt in accordance with Regulations Section 1.704-2(i)(1). If the Partnership makes a distribution allocable to the proceeds of a Partner Nonrecourse Debt, in accordance with Regulation Section 1.704-2(i)(6) the distribution will be treated as allocable to an increase in Partner Minimum Gain to the extent the increase results from encumbering Partnership property with aggregate Partner

Nonrecourse Debt that exceeds the property's adjusted tax basis.  Subject to

Section 6.1(d)(1) hereof, but notwithstanding any other provision of this

Agreement, in the event that there is a net decrease in Minimum Gain attributable to a Partner Nonrecourse Debt (such Minimum Gain being hereinafter referred to as "Partner Nonrecourse Debt Minimum Gain") for a Partnership

Fiscal Year, then after taking into account allocations pursuant to Section

6.1(d)(1) hereof, but before any other alloca tions are made for such taxable year, and subject to the exceptions set forth in Regulations Section 1.704

2(i)(4), each Partner with a share of Partner Non recourse Debt Minimum Gain at the beginning of such Partnership Fiscal Year shall be allocated items of income and gain for such Partnership Fiscal Year (and, if necessary, for subsequent Partnership Fiscal Years) equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain as determined in a manner consistent with the provisions of Regulations Section 1.704-2(g)(2).  The items to be allocated pursuant to this Section 6.1(d)(2) shall be determined in accordance with Regulations Section 1.704-2(i)(4) and (j).

                 (3) Pursuant to Regulations Sec tion 1.752-3(a)(3), for the purpose of determining each

Partner's share of excess nonrecourse liabilities of the Partnership, and solely for such purpose, each Partner's interest in Partnership profits is hereby specified to be the quotient of (i) the number of Partnership Units then held by such Partner, and (ii) the aggregate amount of Partnership Units then outstanding.

                 (4) No Limited Partner shall be allo cated any item of deduction or loss of the Partnership if such allocation would cause such Limited Partner's Capital Account to become negative by more than the sum of
(i) any amount such Limited Partner is obligated to restore upon liquidation of the Partnership, plus (ii) such Limited Partner's share of the Partnership's Minimum Gain and Partner Nonrecourse Debt Minimum Gain. An item of deduction or loss that cannot be allocated to a Limited Partner pursuant to this Section 6.1(d)(4) shall be allocated to the General Partners in accordance with their respective Partnership Interests. For this purpose, in determining the Capital Account balance of such Limited Partner, the items described in Regulations
Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6) shall be taken into account. In the event that (A) any Limited Partner unexpectedly receives any adjustment, allocation, or distribution described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and (B) such adjustment, allocation, or distribution causes or increases a deficit balance (net of amounts which such Limited Partner is obligated to restore or deemed obligated to restore under Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5) and determined after taking into account any adjustments, allocations, or distributions described in Regulations

   Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6) that, as of the end of the

   Partnership Fiscal Year, reasonably are expected to be made to such Limited

   Partner) in such Limited Partner's Capital Account as of the end of the

   Partnership Fiscal Year to which such adjustment, allocation, or distribution relates, then items of Gross Income (consisting of a pro rata portion of each item of Gross Income) for such Partnership Fiscal Year and each subsequent Partnership Fiscal Year shall be allocated to such Limited

   Partner until such deficit balance or increase in such deficit balance, as the case may be, has been eliminated.  In the event that this Section

   6.1(d)(4) and Section 6.1(d)(1) and/or (2) hereof apply, Section 6.1(d)(1)

   and/or (2) hereof shall be applied prior to this Section 6.1(d)(4).

                  (5)  The Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss, and deduction among the

   Partners so that, to the extent possible, the cumulative net amount of allocations of Partnership items under this Section 6.1 shall be equal to the net amount that would have been allocated to each Partner if the

   Regulatory Allocations had not been made.  This Section 6.1(d)(5) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory

   Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, "Regulatory Allocations" shall mean the allocations provided under this

              Section 6.1(d)(other than this Section 6.1(d)(5)).

              In accordance with Sections 704(b) and 704(c) of the Code and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for federal income tax purposes, be allocated among the Partners on a property by property basis so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and the initial Gross Asset Value of such property. If the Gross Asset Value of any Partnership property is adjusted as described in the definition of Gross Asset Value, subsequent allocations of income, gains or losses from taxable sales or other dispositions and deductions with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and the Gross Asset Value of such asset in the manner pre scribed under Sections 704(b) and 704(c) of the Code and the Regulations thereunder. In furtherance of the foregoing, the Partnership shall employ the method prescribed in Regulation 1.704-3(b) (the "traditional method") or the equivalent successor provision(s) of proposed, temporary or final Regulations. The Partnership shall allocate items of income, gain, loss and deduction allocated to it by a Subsidiary Partnership to the Partner or Partners contributing the interest or interests in such Subsidiary Partnership, so that, to the greatest extent possible and consistent with the foregoing, such contributing Partner or Partners are allocated the same amount and character of items of income, gain, loss and deduction with respect to such Property Partnership that they would have been allocated had they contributed undivided interests in the assets owned by such Subsidiary Partnership to the Partnership in lieu of contributing the interest or interests in the Subsidiary Partnership to the Partnership.

                 Notwithstanding anything to the contrary contained in this

Section 6.1, the allocation of Profits and Losses for any Partnership Fiscal

Year during which a Person acquires a Partnership Unit (other than upon formation of the Partnership) pursuant to Section 4.3(b) or otherwise, shall take into account the Partners' varying interests for such Partnership Fiscal

Year pursuant to any method permissible under Section 706 of the Code that is selected by the Managing General Partner (notwithstanding any agreement between the assignor and assignee of such Partnership Unit although the Managing

General Partner may recognize any such agreement), which method may take into account the date on which the Transfer or an agreement to Transfer becomes irrevocable pursuant to its terms, as determined by the Managing General

Partner.

                 If any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or 1250 ("Affected Gain"), then (A) such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (B) other tax items of gain of the same character that would have been recognized, but for the application of Code Sections 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to clause (A) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Sections 1245 and/or 1250 not applied. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income or Net Loss for such respective period.

                 The Profits, Losses, gains, deductions, and credits of the

Partnership (and all items thereof) for each Partnership Fiscal Year shall be determined in accordance with the accounting method followed by the Partnership for federal income tax purposes.

                 Except as provided in Sections 6.1(e) and 6.1(g) hereof, for federal income tax purposes, each item of income, gain, loss, or deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss, or deduction has been allocated pursuant to this

Section 6.1.

                 To the extent permitted by Regulations Sections 1.704-2(h)(3)

and 1.704-2(i)(6), the Managing General Partner shall endeavor to treat distributions as having been made from the proceeds of Nonrecourse Liabil ities or Partner Nonrecourse Debt only to the extent that such distributions would cause or increase a deficit balance in any Partner's Capital Account that exceeds the amount such Partner is otherwise obligated to restore (within the meaning of Regulations Section 1.7041(b)(2)(ii)(c)) as of the end of the

Partnership's taxable year in which the distribution occurs.

                 If any Partner sells or otherwise disposes of any property, directly or indirectly, to the Partnership, and as a result thereof, gain on a subsequent disposition of such property by the Partnership is reduced pursuant to Section 267(d) of the Code, then, to the extent permitted by applicable law, gain for federal income tax purposes attributable to such subsequent disposition shall first be allocated among the Partners other than the selling Partner in an amount equal to such Partners' allocations of "book"

gain on the property pursuant to this Section 6.1, and any remaining gain for federal income tax purposes shall be allocated to the selling Partner.

            Distributions.      Except with respect to a liquidation of the

Partnership pursuant to Section 3.2 hereof, and subject to the priority set forth in paragraphs (b) and (c) of the Section 6.2, the Managing General

Partner shall cause the Partnership to distribute all or a portion of Net

Operating Cash Flow to the Partners from time to time as determined by the

Managing General Partner, but in any event not less frequently than quarterly,

in such amounts as the Managing General Partner shall determine in its sole discretion; provided, however, that, except as provided in Sections (b) and (c)

below, all such distributions shall be made pro rata in accordance with the outstanding Partnership Units as of the date that is five business days before the date such distribution is made.  In no event may a Partner receive a distribution of Net Operating Cash Flow with respect to a Partnership Unit that such Partner has exchanged prior to the date of such distribution for a Share,

pursuant to the Rights granted under Section 11.1 or the EJDC Option granted under Section 12.1,(a "Post-Exchange Distribution"); rather, all such Post-

Exchange Distributions shall be distributed to the Non-Managing General

Partner.

                 Except to the extent Net Operating Cash Flow is distributed pursuant to subsection (c) of this Section 6.2 distributions of Net Operating Cash Flow shall be made in the following order of priority:

               (i)  First, to the extent that the amount of cash distributed to the holders of Preferred Units for any prior quarter was less than the

Preferred Distribution Requirement for such quarter, and has not been subsequently distributed pursuant to this subparagraph (b)(i) or pursuant to paragraph (c)

(a "Preferred Distribution Shortfall"), Net Operating Cash Flow shall be distributed to the holders of Preferred Units in an amount necessary to satisfy such Preferred Distribution Shortfall for the current and all prior Partnership

Fiscal Years.  In the event that the Net Operating Cash Flow distributed for a particular quarter is less than the Preferred Distribution Shortfall, then all

Net Operating Cash Flow shall be distributed to the holder(s) of Preferred

Units in proportion to their respective Preferred Distribution Shortfalls.

               (ii)  Second, Net Operating Cash Flow shall be distributed to the holder(s) of Preferred Units in an amount equal to the applicable Preferred

Distribution Requirement for each outstanding Preferred Unit.  In the event that the amount of Net Operating Cash Flow distributed for a particular quarter is less than the Preferred Distribution Requirement, then all Net Operating

Cash Flow shall be distributed to the holder(s) of Preferred Units in proportion to their Preferred Distribution Requirements for such quarter.

               (iii)  Except as provided in the last

sentence of Section 6.2(a), the balance of the Net Operating Cash Flow to be distributed, if any, shall be distributed to holders of Partnership Units, in proportion to their ownership of Partnership Units, as of the date that is five business days before the date such distribution is made.

                 If in any quarter the Partnership redeems any outstanding

Preferred Units, Net Operating Cash Flow shall first be distributed to the Non-

Managing General Partner in an amount equal to the applicable Preferred

Redemption Amount for the Preferred Units being redeemed before being distributed pursuant to

Section 6.2(b).

                 Notwithstanding the provision of the first sentence of Section 6.2(a), (i) the Managing General Partner shall use its best efforts to cause the Partnership to distribute sufficient amounts, in accordance with (a), above, to enable the Managing General Partner and the Non-Managing General Partner to pay shareholder dividends that will (A) satisfy the REIT Requirements, and (B) avoid any federal income or excise tax liability of the Managing General Partner or the NonManaging General Partner; and (ii) in the event of a Covered Sale which occurs on a date on or after the Effective Time, and before but not including the fifth anniversary of the Effective Time, and which gives rise to a special allocation of taxable income or gain to one or more Limited Partners pursuant to Section 6.1(e), (A) the Managing General Partner shall cause the Partnership to distribute, pro rata in accordance with the Partnership Units, the Net Sale Proceeds therefrom up to an amount sufficient to enable such Limited Partner(s) to pay any income tax liability, computed at the maximum applicable federal and state statutory rate, with respect to the income or gain so specially allocated and on the distribution required by this clause (c) (or, if any such Limited Partner is a partnership or Subchapter S corporation, to enable such Limited Partner to distribute sufficient amounts to its equity owners to enable such owners to pay any income tax liability, computed at the maximum applicable federal and state statutory rate, with respect to their share of such taxable income or gain and such distributions) and (B) if the amounts distributed in accordance with the preceding clause (A) are insufficient to fund such income tax liabilities, the Managing General Partner shall cause the Partnership to distribute sufficient funds from other sources to fund such income tax liabilities.  As used in this Section 6.2, the term "Covered Sale" means a sale or other taxable disposition of any Property described on Exhibit C.

               Books of Account.  At all times during the continuance of the

Partnership, the Managing General Partner shall maintain or cause to be maintained full, true, complete and correct books of account in accordance with

GAAP wherein shall be entered particulars of all monies, goods or effects belonging to or owing to or by the Partnership, or paid, received, sold or purchased in the course of the Partnership's business, and all of such other transactions, matters and things relating to the business of the Partnership as are usually entered in books of account kept by Persons engaged in a business of a like kind and character.  In addition, the Partnership shall keep all records as required to be kept pursuant to the Act.  The books and records of account shall be kept at the principal office of the Partnership, and each

Partner and its representatives shall at all reasonable times have access to such books and records and the right to inspect and copy the same.

               Reports. Within ninety (90) days after the end of each Partnership Fiscal Year, the Partnership shall cause to be prepared and transmitted to each Partner, an annual report of the Partnership relating to the previous Partnership Fiscal

Year containing a balance sheet as of the year then ended, a statement of financial condition as of the year then ended, and statements of operations,

cash flow and Partnership equity for the year then ended, which annual statements shall be prepared in accordance with GAAP and shall be audited by the Accountants.  The Partnership shall also cause to be prepared and transmitted to each Partner within forty-five (45) days after the end of each of the first three (3) quarters of each Partnership Fiscal Year, a quarterly unaudited report containing a balance sheet, a statement of the Partnership's financial condition and statements of operations cash flow and Partnership equity, in each case relating to the fiscal quarter then just ended, and prepared in accordance with GAAP.  The Partnership shall further cause to be prepared and transmitted to the Managing General Partner and the Non-Managing

General Partner

(i) such reports and/or information as are necessary for each to fulfill its obligations under the Securities Act of 1933, the Securities and Exchange Act of 1934 and the applicable stock exchange rules, and under any other regulations to which such Partners or the Partnership may be subject, and (ii) such other reports and/or information as are necessary for each of the Managing General Partner and the Non-Managing General Partner to determine and maintain their qualifications as REITs under the REIT Requirements, their earnings and profits derived from the Partnership, their liability for a tax as a consequence of its Partnership Interest and distributive share of taxable income or loss and items thereof, in each case, in a manner that will permit the Managing General Partner and the NonManaging General Partner to comply with their respective obligations to file federal, state and local tax returns and information returns and to provide their shareholders with tax information.

The Non-Managing General Partner shall provide to each Partner copies of all reports it provides to its stockholders at the same time such reports are distributed to such stockholders.  The Managing General Partner shall also promptly notify the Partners of all actions taken by the Managing General

Partner for which it has obtained the Consent of the Limited Partners.

               Audits.  Not less frequently than annually, the books and

records of the Partnership shall be audited by the Accountants.

               Tax Returns.

                   Consistent with all other provisions of this Agreement, the

  Managing General Partner shall determine the methods to be used in the preparation of federal, state, and local income and other tax returns for the

  Partnership in connection with all items of income and expense, including,

  but not limited to, valuation of assets, the methods of Depreciation and cost recovery, credits and tax accounting methods and procedures and, with the consent of the Non-Managing General Partner, all tax elections.

                   The Managing General Partner shall, at least 30 days prior to the due dates for such returns, cause the Accountants to prepare and submit to the DeBartolo Designee, the Simon Designee and the JCP Limited

  Partner for their review, drafts of all federal and state income tax returns of the Partnership, and the Managing General Partner shall consult in good faith with the DeBartolo Designee, the Simon Designee and the JCP Limited

  Partner regarding any proposed modifications to such tax returns of the

  Partnership.

                   The Partnership shall timely cause to be

  prepared and transmitted to the Partners federal and appropriate state and local Partnership Income Tax Schedules "K-1," or any substitute therefor,

  with respect to each Partnership Fiscal Year on appropriate forms prescribed.

  Beginning with its taxable year ending December 31, 1996, the Partnership shall make reasonable efforts to prepare and submit such forms before the due date for filing federal income tax returns for the fiscal year in question

  (determined without extensions), and shall in any event prepare and submit such forms on or before July 15 of the year following the fiscal year in question.

               Tax Matters Partner. The Managing General Partner is hereby designated as the Tax Matters Partner within the meaning of Section 6231(a)(7) of the Code for the Partnership; provided, however, (i) in exercising its authority as Tax Matters Partner it shall be limited by the provisions of this Agreement affecting tax aspects of the Partnership; (ii) the Managing General Partner shall give prompt notice to the Partners of the receipt of any written notice that the Internal Revenue Service or any state or local taxing authority intends to examine Partnership income tax returns for any year, receipt of written notice of the beginning of an administrative proceeding at the Partnership level relating to the Partnership under Section 6223 of the Code, receipt of written notice of the final Partnership administrative adjustment relating to the Partnership pursuant to Section 6223 of the Code, and receipt of any request from the Internal Revenue Service for waiver of any applicable statute of limitations with respect to the filing of any tax return by the Partnership; (iii) the Managing General Partner shall promptly notify the Partners if it does not intend to file for judicial review with respect to the Partnership; and (iv) as Tax Matters Partner, the Managing General Partner

shall not be entitled to bind a Partner by any settlement agreement (within the meaning of Section 6224 of the Code) unless such Partner consents thereto in writing and shall notify the Partners in a manner and at such time as is sufficient to allow the Partners to exercise their rights pursuant to Section

6224(c)(3) of the Code; (v) the Managing General Partner shall consult in good faith with the Simon Designee, DeBartolo Designee and the JCP Limited Partner

regarding the filing of a Code

Section 6227(b) administrative adjustment request with respect to the

Partnership or a Property before filing such request, it being understood,

however, that the provisions hereof shall not be construed to limit the ability of any Partner, including the Managing General Partner, to file an administrative adjustment request on its own behalf pursuant to Section 6227(a)

of the Code; and (vi) the Managing General Partner shall consult in good faith with the Simon Designee, DeBartolo Designee and the JCP Limited Partner

regarding the filing of a petition for judicial review of an administrative adjustment request under Section 6228 of the Code, or a petition for judicial review of a final partnership administrative judgment under Section 6226 of the

Code relating to the Partnership before filing such petition.

               Withholding. Each Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Partner any amount of federal, state, local, or foreign taxes that the Managing General Partner determines the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the

Partnership pursuant to Code  1441, 1442, 1445, or 1446. Any amount paid on behalf of or with respect to a Partner shall constitute a loan by the

Partnership to such Partner, which loan shall be due within fifteen (15) days after repayment is demanded of the Partner in question, and shall be repaid through withholding of subsequent distributions to such Partner. Nothing in this Section 6.8 shall create any obligation on the Managing General Partner to advance funds to the Partnership or to borrow funds from third parties in order to make payments on account of any liability of the Partnership under a withholding tax act. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. To the extent the payment or accrual of withholding tax results in a federal, state or local tax credit to the Partnership, such credit shall be allocated to the Partner to whose distribution the tax is attributable.




                                    ARTICLE

                    Rights, Duties and Restrictions of the
                            General Partners
               Expenditures by Partnership.  The Managing General Partner is

hereby authorized to pay compensation for accounting, administrative, legal,

technical, management and other services rendered to the Partnership.  All of the aforesaid expenditures shall be made on behalf of the Partnership and the

Managing General Partner shall be entitled to reimbursement by the Partnership for any

expenditures incurred by it on behalf of the Partnership which shall have been made other than out of the funds of the Partnership.  The Partnership shall also assume, and pay when due, all Administrative Expenses and REIT Expenses.

               Powers and Duties of the Managing General

Partner.  The Managing General Partner shall be responsible for the management of the Partnership's business and affairs.  Except as otherwise herein expressly provided, and subject to the limitations contained in Section 7.3 hereof with respect to Major Decisions, the Managing General Partner shall have, and is hereby granted, full and complete power, authority and discretion to take such action for and on behalf of the Partnership and in its name as the

Managing General Partner shall, in its sole and absolute discretion, deem necessary or appropriate to carry out the purposes for which the Partnership was organized.  Any action by the Managing General Partner relating to (i)

transactions between the Partnership or a Subsidiary Entity and M.S. Management

Associates, Inc., Simon MOA Management Company, Inc. and/or M.S. Management

Associates (Indiana), Inc., (ii) transactions between the Partnership or a

Subsidiary Entity and DeBartolo Properties Management, Inc. or

(iii) transactions involving the Partnership or a Subsidiary Entity in which the Simons, the DeBartolos or any Affiliate of the Simons or the DeBartolos has

an interest (other than a non-controlling minority equity interest which has no management or veto powers, in a Person, other than the Partnership or a

Subsidiary Entity, which is engaged in such transaction) other than through ownership of Partnership Units, shall require the prior approval of a majority of the Independent Directors.  Except as otherwise expressly provided herein and subject to Section 7.3 hereof, the Managing General Partner shall have, for and on behalf of

the Partnership, the right, power and authority:

                   To manage, control, hold, invest, lend, reinvest, acquire by purchase, lease or otherwise sell, contract to purchase or sell, grant,

  obtain, or exercise options to purchase, options to sell or conversion rights, assign, transfer, convey, deliver, endorse, exchange, pledge,

  mortgage or otherwise encumber, abandon, improve, repair, maintain, operate,

  insure, lease for any term and otherwise deal with any and all property of whatsoever kind and nature, and wheresoever situated, in furtherance of the purposes of the Partnership, and in addition, without limiting the foregoing,

  by the affirmative vote of no less than three (3) out of five (5) of the

  Independent Directors of the Non-Managing General Partner, the Managing

  General Partner may authorize and require the sale of any property owned by the Partnership or a Subsidiary Entity;

                   To acquire, directly or indirectly,

  interests in real or personal property of any kind and of any type, and any and all kinds of interests therein, and to determine the manner in which title thereto is to be held; to manage, insure against loss, protect and subdivide any of the real or personal property, interests therein or parts thereof; to improve, develop or redevelop any such real or personal property;

  to participate in the ownership and development of any property; to dedicate for public use, to vacate any subdivisions or parts thereof, to resubdivide,

  to contract to sell, to grant options to purchase or lease and to sell on any terms; to convey, to mortgage, pledge or otherwise encumber said property, or any part thereof; to lease said property or any part thereof from time to time, upon any terms and for any period of time, and to

renew or extend leases, to amend, change or modify the terms and provisions of any leases and to grant options to lease and options to renew leases and options to purchase; to partition or to exchange said real property, or any part thereof, for other real or personal property; to grant easements or charges of any kind; to release, convey or assign any right, title or interest in or about or easement appurtenant to said property or any part thereof; to construct and reconstruct, remodel, alter, repair, add to or take from buildings on said property; to insure any Person having an interest in or responsibility for the care, management or repair of such property; to direct the trustee of any land trust to mortgage, lease, convey or contract to convey the real estate held in such land trust or to execute and deliver deeds,

mortgages, notes and any and all documents pertaining to the property subject to such land trust or in any matter regarding such trust; and to execute assign ments of all or any part of the beneficial interest in such land trust;

                 To employ, engage or contract with or dismiss from employment or engagement Persons to the extent deemed necessary by the Managing General

Partner for the operation and management of the Partnership business, including but not limited to, employees, contractors, subcontractors, engineers,

architects, surveyors, mechanics, consultants, accountants, attorneys,

insurance brokers, real estate brokers and others;

                 To enter into contracts on behalf of the Partnership;

                 To borrow or lend money, procure loans and advances from any

Person for Partnership purposes,

and to apply for and secure from any Person credit or accommodations; to contract liabilities and obligations, direct or contingent and of every kind and nature with or without security; and to repay, discharge, settle, adjust,

compromise or liquidate any such loan, advance, credit, obligation or liability

(including by deeding property to a lender in lieu of foreclosure);

                 To pledge, hypothecate, mortgage, assign, deposit, deliver,

enter into sale and leaseback arrangements or otherwise give as security or as additional or substitute security or for sale or other disposition any and all

Partnership property, tangible or intangible, including, but not limited to,

real estate and beneficial interests in land trusts, and to make substitutions thereof, and to receive any proceeds thereof upon the release or surrender thereof; to sign, execute and deliver any and all assignments, deeds and other contracts and instruments in writing; to authorize, give, make, procure, accept and receive moneys, payments, property, notices, demands, vouchers, receipts,

releases, compromises and adjustments; to waive notices, demands, protests and authorize and execute waivers of every kind and nature; to enter into, make,

execute, deliver and receive written agreements, undertakings and instruments of every kind and nature; to give oral instructions and make oral agreements;

and generally to do any and all other acts and things incidental to any of the foregoing or with reference to any dealings or transactions which any attorney may deem necessary, proper or advisable;

                 To acquire and enter into any contract

of insurance which the Managing General Partner deems necessary or appropriate for the protection of the Partnership or any Affiliate thereof, for the conservation of the Partnership's assets (or the assets of any Affiliate thereof) or for any purpose convenient or beneficial to the Partnership or any

Affiliate thereof;

                 To conduct any and all banking transac tions on behalf of the

Partnership; to adjust and settle checking, savings, and other accounts with such institutions as the Managing General Partner shall deem appropriate; to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations,

undertakings and other instruments for or relating to the payment of money in,

into, or from any account in the Partnership's name; to execute, procure,

consent to and authorize extensions and renewals of the same; to make deposits and withdraw the same and to negotiate or discount commercial paper,

acceptances, negotiable instruments, bills of exchange and dollar drafts;

                 To demand, sue for, receive, and other wise take steps to

collect or recover all debts, rents, proceeds, interests, dividends, goods,

chattels, income from property, damages and all other property to which the

Partnership may be entitled or which are or may become due the Partnership from any Person; to commence, prosecute or enforce, or to defend, answer or oppose,

contest and abandon all legal proceedings in which the Partnership is or may hereafter be interested; and to settle, compromise or submit to arbitration any accounts, debts, claims, disputes and matters which may arise between the

Partnership and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;

                 To make arrangements for financing,

            including the taking of all action deemed necessary or

           appropriate by the Managing General Partner to cause any

  approved loans to be closed;

                   To take all reasonable measures neces sary to insure

  compliance by the Partnership with applicable arrangements, and other contractual obligations and arrangements entered into by the Partnership from time to time in accordance with the provisions of this Agreement, including periodic reports as required to lenders and using all due diligence to insure that the Partnership is in compliance with its contractual obligations;

                   To maintain the Partnership's books and records;

                   To create or maintain Affiliates engaged in activities that the Partnership could itself undertake; and

                   To prepare and deliver, or cause to be prepared and

  delivered by the Accountants, all financial and other reports with respect to the operations of the Partnership, and preparation and filing of all federal and state tax returns and reports.

          Except as otherwise provided herein, to the extent the duties of the

Managing General Partner require expenditures of funds to be paid to third parties, the Managing General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the Managing General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

          Notwithstanding any other provisions of this Agreement or the Act,

any action of the Managing General Partner on behalf of the Partnership or any decision of the Managing General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect or further the ability of the Managing General Partner and the Non-Managing General Partner to

continue to qualify as REITs or (ii) to avoid the Managing General Partner's or the Non-Managing General Partner's incurring any taxes under Section 857 or

Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.  Nothing, however, in this

Agreement shall be deemed to give rise to any liability on the part of a

Limited Partner for the Managing General Partner's or the Non-Managing General

Partner's failure to qualify or continue to qualify as a REIT or a failure to avoid incurring any taxes under the foregoing sections of the Code, unless such failure or failures result from an act of the Limited Partner which constitutes a breach of this Agreement (including, without limitation, Section 10.4(b)).

                               Major Decisions.

                   The Managing General Partner shall not, without the Consent of the Limited Partners, and the consent of the Non-Managing General Partner,

  (i) on behalf of the Partnership, amend, modify or terminate this Agreement other than to reflect (A) the admission of Additional Limited Partners pursuant to Section 9.4 hereof, (B) the making of additional Capital

  Contributions and the issuance of additional Partnership Units by reason thereof, all in accordance with the terms of this Agreement, (C) the withdrawal or assignment of

the interest of any Partner in accordance with the terms of this Agreement, or

(D) any changes necessary to satisfy the REIT Requirements, or (ii) permit the

Partnership, on behalf of any Subsidiary Partnership, to amend, modify or terminate the organizing agreement pursuant to which such Subsidiary

Partnership operates other than to reflect (A) the admission of additional limited partners therein pursuant to the terms thereof, (B) the making of additional capital contributions thereto pursuant to the terms thereof, (C) the withdrawal or assignment of the interest of any partner thereof pursuant to the terms thereof, or (D) any changes necessary to satisfy the REIT Requirements.

Notwithstanding the foregoing, this Agreement shall not be modified or amended in such manner as to reduce the interest of any Partner in the Partnership, to reduce any Partner's share of distributions made by the Partnership, to create any obligations for any Partner or to deprive any Partner of (or otherwise impair) any other rights it may have under this Agreement (including in respect of tax allocations) unless the affected Partner shall execute or consent in writing to the modification or amendment in question; provided, however, that an amendment that reduces the interest of any Partner in the Partnership or reduces any Partner's share of distributions made by the Partnership (including tax allocations in respect of such distributions) shall not require the consent of any Partner if such change is made on a uniform or pro-rata basis with respect to all Partners.

                 The Managing General Partner shall not, without the consent of the Non-Managing General Partner, and for all periods during which the Simons hold at least

ten percent of the Partnership Units then outstanding, the Managing General

Partner shall not, without the prior Consent of the Simons, and for all periods during which the DeBartolos hold at least ten percent of the Partnership Units then outstanding, the Managing General Partner shall not, without the prior

Consent of the DeBartolos, on behalf of the Partnership, undertake any of the following actions (together with any act described in paragraph (a) hereof, the

"Major Decisions"):

                       make a general assignment for the

benefit of creditors (or cause or permit (if permission of the Partnership or any Subsidiary Partnership is required) such an assignment to be made on behalf of a Subsidiary Partnership) or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the

Partnership (or any Subsidiary Partnership);

                  take title to any personal or real property, other than in the name of the Partnership or a Subsidiary Partnership or pursuant to

   Section 7.7 hereof;

                  institute any proceeding for Bankruptcy on behalf of the

   Partnership, or cause or permit (if permission of the Partnership or any

   Subsidiary Partnership is required) the institution of any such proceeding on behalf of any Subsidiary Partnership;

                  act or cause the taking or refraining of

   any action with respect to the dissolution and winding up of the Partnership

   (or any Subsidiary Partnership) or an election to continue the Partnership

   (or any Subsidiary Partnership) or to continue the business of the

   Partnership (or any Subsidiary Partnership); or

                       sell, exchange, transfer or

             otherwise dispose of all or substantially all of the

     Partnership's assets.

              The Managing General Partner shall not, without the prior Consent of the Limited Partners,

                         after the Effective Time, increase or decrease the

     Ownership Limit or, except as provided in this Agreement, agree to an exemption under Article NINTH of the Charter of Simon Property Group, Inc.

     (except that it is understood that the Non-Managing General Partner may grant certain waivers at the Effective Time), or alter any provision of

     Article NINTH of the Charter of Simon Property Group, Inc. or of any of

     the definitions of defined terms contained in such article;

                    except in connection with the dissolu tion and winding-up

     of the Partnership by the liquidating agent, agree to or consummate the merger or consolidation of the Partnership or the voluntary sale or other transfer of all or substantially all of the Partnership's assets in a single transaction or related series of transactions (without limiting the transactions which will not be deemed to be a voluntary sale or transfer,

     the foreclosure of a mortgage lien on any Property or the grant by the

     Partnership of a deed in lieu of foreclosure for such Property shall not be deemed to be such a voluntary sale or other transfer); or

                    dissolve the Partnership.

          Without the consent of all the Limited Partners, the Managing General

Partner shall have no power to do any act in the contravention of this

Agreement or applicable law.

               Managing General Partner and Non-Managing

General Partner Participation.  The Managing General Partner and the Non-

Managing General Partner agree that all activities and business operations of the Managing General Partner and the Non-Managing General Partner, including but not limited to, activities pertaining to the acquisition, development,

redevelopment and ownership of properties, shall be conducted directly or indirectly through the Partnership or Simon, L.P. or any Subsidiary

Partnership, that any property acquisitions shall be acquired through the

Partnership or any Subsidiary Partnership and not through the Simon, L.P. and that any funds raised by the Managing General Partner or the Non-Managing

General Partner, whether by issuance of stock, borrowing or otherwise, will be made available to the Partnership whether as capital contribu tions, loans or otherwise, as appropriate.  Without the Consent of the Limited Partners neither the Managing General Partner nor the Non-Managing General Partner shall,

directly or indirectly, participate in or otherwise acquire any interest in any real or personal property other than in accordance with this Section 7.4.  In addition, the Managing General Partner and the Non-Managing General Partner

agree to conduct their respective affairs, to the extent they are so able to do, in a manner which will preserve the equivalence in value between a Share and a Partnership Unit.

               Proscriptions.  The Managing General Partner

shall not have the authority to:

                    Do any act in contravention of this Agreement;

                    Possess any Partnership property or assign rights in

     specific Partnership property for other than Partnership purposes; or

                    Do any act in contravention of applicable law.

Nothing herein contained shall impose any obligation on any Person doing business with the Partnership to inquire as to whether or not the Managing

General Partner has properly exercised its authority in executing any contract,

lease, mortgage, deed or any other instrument or document on behalf of the

Partnership, and any such third Person shall be fully protected in relying upon such authority.

               Additional Partners.  Additional Partners may be admitted to the

Partnership only as provided in Sec tion 9.4 hereof.

               Title Holder.  To the extent allowable under applicable law,

title to all or any part of the Properties of the Partnership may be held in the name of the Partner ship or any other individual, corporation, partnership,

trust or otherwise, the beneficial interest in which shall at all times be vested in the Partnership.  Any such title holder shall perform any and all of its respective functions to the extent and upon such terms and conditions as may be determined from time to time by the Managing General Partner.

            Waiver and Indemnification.  Neither the Managing General Partner,

the Non-Managing General Partner nor any of their Affiliates, directors, trust managers, officers, shareholders, nor any Person acting on their behalf pursuant hereto, shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any Partner for any acts or omissions performed or omitted to be performed by them within the scope of the authority conferred upon the Managing General Partner or the NonManaging General Partner

by this Agreement and the Act, provided that the Managing General Partner's,

the NonManaging General Partner's or such other Person's conduct or omission to act was taken in good faith and in the belief

that such conduct or omission was in the best interests of the Partnership and,

provided further, that the Managing General Partner, the Non-Managing General

Partner or such other Person shall not be guilty of fraud, willful misconduct or gross negligence.  The Non-Managing General Partner acknowledges that it owes fiduciary duties both to its shareholders and to the Limited Partners and it shall use its reasonable efforts to discharge such duties to each; provided,

however, that in the event of a conflict between the interests of the shareholders of the Non-Managing General Partner and the interests of the

Limited Partners, the Limited Partners agree that the Non-Managing General

Partner shall discharge its fiduciary duties to the Limited Partners by acting in the best interests of the Non-Managing General Partner's shareholders.

Nothing contained in the preceding sentence shall be construed as entitling either the Managing General Partner or the Non-Managing General Partner to

realize any profit or gain from any transaction between such Partner and the

Partnership (except as may be required by law upon a distribution to the

Managing General Partner or the Non-Managing General Partner), including from the lending of money by the Managing General Partner or the Non-Managing

General Partner to the Partnership or the contribution of property by the

Managing General Partner or the Non-Managing General Partner to the

Partnership, it being understood that in any such transaction the Managing

General Partner or the Non-Managing General Partner, as the case may be, shall be entitled to cost recovery only.  The Partnership shall, and hereby does,

indemnify and hold harmless each of the Managing General Partner and the Non

Managing General Partner and its Affiliates, their respective directors,

officers, shareholders and any other individual acting on its or their behalf to the extent such

Persons would be indemnified by the Non-Managing General Partner pursuant to

Article Eighth of the Charter of the NonManaging General Partner if such persons were directors, officers, agents or employees of the Non-Managing

General Partner (or Article __ of the Charter of the Managing General Partner,

if such individuals were directors, officers, agents or employees of the

Managing General Partner); provided, however, that no Partner shall have any personal liability with respect to the foregoing indemnifi cation, any such indemnification to be satisfied solely out of the assets of the Partnership.

The Partnership shall, and hereby does, indemnify each Limited Partner and its

Affiliates, their respective directors, officers, shareholders and any other individual acting on its or their behalf, from and against any costs (including costs of defense) incurred by it as a result of any litigation in which any

Limited Partner is named as a defendant and which relates to the operations of the Partnership, unless such costs are the result of misconduct on the part of,

or a breach of this Agreement by, such Limited Partner; provided, however, no

Partner shall have any personal liability with respect to the foregoing indemnification, any such indemnification to be satisfied solely out of the assets of the Partnership.

               Limitation of Liability of Directors, Shareholders and Officers

of the Managing General Partner and the Non-Managing General Partner.  Any

obligation or liability whatsoever of either of the Managing General Partner or the Non-Managing General Partner which may arise at any time under this

Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the Managing General

Partner, the Non-Managing General Partner or the

Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of either of the Managing General Partner's or the Non-Managing General Partner's Directors, shareholders, officers, employees, or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.




                                    ARTICLE

                    Dissolution, Liquidation and Winding-Up

               Accounting.  In the event of the dissolution, liquidation and winding-up of the Partnership, a proper accounting (which shall be certified by the Accountants) shall be made of the Capital Account of each Partner and of the Profits or Losses of the Partnership from the date of the last previous accounting to the date of dissolution. Financial statements presenting such accounting shall include a report of the Accountants.

               Distribution on Dissolution.  In the event of the dissolution and liquidation of the Partnership for any reason, the assets of the

Partnership shall be liquidated for distribution in the following rank and order:

          (a)  Payment of creditors of the Partnership (other than Partners) in the order of priority as provided by law;

          (b) Establishment of reserves as provided by the Managing General

     Partner to provide for contingent liabilities, if any;

          (c)  Payment of debts of the Partnership to Part ners, if any, in the order of priority provided by law;

          (d)  To the Partners in accordance with the posi

     tive balances in their Capital Accounts after giving effect to all contributions, distributions and alloca

             tions for all periods, including the period in which

              such distribution occurs (other than those distribu

                tions made pursuant to this Section 8.2(d) and

     Section 8.3 hereof).

If upon dissolution and termination of the Partnership the Capital Account of any Partner is less than zero, then such Partner shall have no obligation to restore the negative balance in its Capital Account unless such Partner has so elected under Section 4.8.  Whenever the Liquidating Agent reasonably determines that any reserves established pursuant to paragraph (b) above are in excess of the reasonable requirements of the Partnership, the amount determined to be excess shall be distributed to the Partners in accordance with the above provisions.

               Sale of Partnership Assets.  In the event of the liquidation of the Partnership in accordance with the terms of this Agreement, the Liquidating

Agent may sell Partnership property; provided, however, all sales, leases,

encumbrances or transfers of Partnership assets shall be made by the

Liquidating Agent solely on an "arm's-length" basis, at the best price and on the best terms and condi tions as the Liquidating Agent in good faith believes are reasonably available at the time and under the circumstances and on a non-

recourse basis to the Limited Partners.  The liquidation of the Partnership shall not be deemed finally terminated until the Partnership shall have received cash payments in full with respect to obligations such as notes,

purchase money mortgages, installment sale contracts or other similar receivables received by the Partnership in connection with the sale of

Partnership assets and all obligations of the Partnership have been satisfied or assumed by the Managing General Partner or the Non-Managing General Partner.

The Liquidating Agent shall continue to

act to enforce all of the rights of the Partnership pursuant to any such obligations until paid in full or otherwise discharged or settled.

               Distributions in Kind.  In the event that it becomes necessary to make a distribution of Partnership property in kind, the Managing General

Partner may, with the Consent of the Limited Partners and consent of the Non

Managing General Partner, transfer and convey such property to the distributees as tenants in common, subject to any liabilities attached thereto, so as to vest in them undivided interests in the whole of such property in propor tion to their respective rights to share in the proceeds of the sale of such property (other than as a creditor) in accordance with the provisions of

Section 8.2 hereof. Immediately prior to the distribution of Partnership prop erty in kind to a Partner, the Capital Account of each Partner shall be increased or decreased, as the case may be, to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (to the extent not previously reflected in the Capital Accounts) would be allocated among the Partners if there were a taxable disposi tion of such property for its fair market value as of the date of the distribution.

               Documentation of Liquidation.  Upon the completion of the

dissolution and liquidation of the Partnership, the Partnership shall terminate and the Liquidating Agent shall have the authority to execute and record any and all documents or instruments required to effect the dissolution,

liquidation and termination of the Partnership.

               Liability of the Liquidating Agent.  The Liquidating Agent shall be indemnified and held harmless by the Partnership from and against any and all claims,

demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the Liquidating Agent's taking of any action authorized under or within the scope of this Agreement; provided,

however, that no Partner shall have any personal liability with respect to the foregoing indemnification, any such indemnification to be satisfied solely out of the assets of the Partnership; provided further, however, that the

Liquidating Agent shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arose out of:

          (a)  A matter entirely unrelated to the Liqui dating Agent's action or conduct pursuant to the provi sions of this Agreement; or

          (b) The proven misconduct or gross negligence of the Liquidating
     Agent.




                                    ARTICLE

             Transfer of Partnership Interests and Related Matters

               Managing General Partner Transfers and Deemed Transfers.  The

Managing General Partner shall not (i) with draw from the Partnership, (ii)

merge, consolidate or engage in any combination with another Person, (iii) sell all or substantially all of its assets or (iv) sell, assign, pledge, encumber or otherwise dispose of all or any portion of its Partnership Units except where such merger, consolidation, sale, assignment, pledge or other disposal is to the Non-Managing General Partner, as its sole successor. In the event of the withdrawal by the last remaining General Partner from the Partnership, in violation of this Agreement or otherwise, or the dissolution, termination or

Bankruptcy of the last remaining General Partner, within 90 days after the occurrence of any such event, all the remaining Partners

may elect in writing to continue the Partnership business by selecting a substitute general partner effective as of the date of the occurrence of any such event.

               Non-Managing General Partner Transfers and Deemed Transfers.

The Non-Managing General Partner shall not (i) withdraw from the Partnership,

(ii) merge, consolidate or engage in any combination with another Person other than the Managing General Partner, (iii) sell all or substantially all of its assets or (iv) sell, assign, pledge, encumber or otherwise dispose of all or any portion of its Partnership Units or Preferred Units without the Consent of the Limited Partners.  Upon any transfer of any Partnership Units (not

Preferred Units) in accordance with the provisions of this Section 9.2, the transferee NonManaging General Partner shall become vested with the powers and rights of the transferor Non-Managing General Partner, and shall be liable for all obligations and responsible for all duties of the Transferor Non-Managing

General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership units so acquired.  It is a condition to any transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Non-

Managing General Partner under this Agreement with respect to such transferred

Partnership Units and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Non-Managing General Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Non-Managing General Partner of its obligations under this Agreement

accruing prior to the date of such transfer.

               Transfers by Limited Partners.  Except as otherwise provided in this Section 9.3, the Limited Partners shall not Transfer all or any portion of their Partnership Units to any transferee without the consent of the Managing

General Partner and the Non-Managing General Partner, which consent may be withheld in their sole and absolute discretion; provided, however, that the foregoing shall not be considered a limitation on the ability of the Limited

Partners to exercise their Rights pursuant to Article XI hereof or their EJDC

Options pursuant to Article XII hereof.

                   Notwithstanding the foregoing, but

  subject to the provisions of Section 9.4 hereof, any Limited Partner may at any time, without the consent of the Managing General Partner or the Non-

  Managing General Partner, (i) Transfer all or a portion of its Partnership

  Units to an Affiliate of such Limited Partner, or

            (ii) Pledge some or all of its Partnership Units to any

  Institutional Lender (and, in the case of EJDC and its Affiliates, any EJDC

  Lender).  Any Transfer to an Affiliate pursuant to clause (i) and any

  Transfer to a pledgee of Partnership Units Pledged pursuant to clause (ii)

  may be made without the consent of the Managing General Partner or the Non-

  Managing General Partner but, except as provided in Article XII, such transferee or such pledgee shall hold the Units so transferred to it (and shall be admitted to the Partnership as a Substitute Limited Partner) subject to all the restrictions set forth in this Section 9.3.  It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Units arising after the effective date of the Transfer and no such Transfer (other than pur suant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law, and other than pursuant to an exercise of the Rights pursuant to Article XI wherein all obligations and liabilities of the transferor Partner arising from and after the date of such Transfer shall be assumed by the Non-Managing General Partner)

shall relieve the transferor Partner of its obligations under this Agreement prior to the effective date of such Transfer. Upon any such Transfer, the transferee shall be admitted as a Substituted Limited Partner as such term is defined in the Act and shall succeed to all of the rights, including rights with respect to the Rights, of the trans feror Limited Partner under this

Agreement in the place and stead of such transferor Limited Partner; provided,

however, that notwithstanding the foregoing, any transferee of any transferred

Partnership Unit shall, unless the Ownership Limit is waived in writing by the

Non-Managing General Partner, be subject to the Ownership Limit applicable to

Persons other than the Limited Partners and/or their Affiliates which may limit or restrict such transferee's ability to exercise the Limited Partner's Rights,

if any.  Any transferee, whether or not admitted as a Substituted Limited

Partner, shall take subject to the obligations of the transferor hereunder.

Unless admitted as a Substituted Limited Partner, no transferee of a

Partnership Unit pursuant to this Section 9.3 pursuant to a transfer which is not consented to by the General Partners, whether by a voluntary transfer, by operation of law or otherwise,

shall have rights hereunder, other than to receive such portion of the distributions made by the Partnership as are allocable to the Partnership Units transferred.

                 Any exercise of the EJDC Option by a

DeBartolo Group Limited Partner other than EJDC or Marie Denise DeBartolo York must be consented to in writing by EJDC (or by the EJDC Lenders following a foreclosure by such Lenders under the EJDC Loan Transaction).  Any such transfer not so consented to shall be void ab initio.  To the extent it was a pledgee as of the Effective Time, an EJDC Lender that forecloses on such Pledge has the right to freely transfer the Partnership Units received in such foreclosure, subject to the provisions of Section 9.5 hereof, to third parties without the consent of the Managing General Partner or the Non-Managing General

Partner, and any transferee of an EJDC Lender shall be admitted as Substitute

Limited Partner, subject to all rights and obligations of this Agreement, and subject to all of the restrictions set forth in this Section 9.3.

                  In addition to the Rights granted to

the JCP Limited Partner and any other Transfers permitted under this Article

IX, the JCP Limited Partner shall have the right to transfer Partnership

Interests to a single accredited investor, as defined in Rule 501 promulgated under the Securities Act.  Upon receipt of a certificate signed by any of The

First National Bank of Chicago, NationsBank or Bank of America stating that, as pledgee of a JCP Limited Partner, it has acquired the Partnership Interest(s)

of one or more of the JCP Limited Partners or naming the purchaser of such

Partnership Interest(s) at a foreclosure sale (and, in either case, specifying the applicable Limited Partner(s) and Partnership Interest(s)), be admitted as a Substituted Limited

              Partner under this Article IX, and the transferring

  Limited Partner shall withdraw from the Partnership.  The Partnership shall not be required in any way to determine the validity of any written instrument referred to in the immediately preceding sentence, and shall be authorized to rely upon any such written instrument signed by the necessary parties.

                   The Limited Partners acknowledge that the Partnership

  Interests have not been registered under any federal or state securities laws and, as a result thereof, they may not be sold or otherwise transferred,

  except with compliance with such laws.  Notwithstanding anything to the contrary contained in this Agreement, no Partnership Interests may be sold or otherwise transferred unless such transfer is exempt from registration under any applicable securities laws or such transfer is registered under such laws, it being acknowledged that the Partnership has no obligation to take any action which would cause any such interests to be registered.

               Issuance of Additional Partnership Units and

Preferred Units.  At any time after the date hereof, subject to the provisions of Section 9.5 hereof, the Managing General Partner may, with the consent of the Non-Managing General Partner, upon its determination that the issuance of additional Partnership Units ("Additional Units") is in the best interests of the Partnership, cause the Partnership to issue Additional Units to any existing Partner or issue Additional Units to and admit as a partner in the

Partnership any Person in exchange for the contribution by such Person of cash and/or property which the Managing General Partner determines is desirable to further the purposes of the Partnership under Section 2.3 hereof and which the Managing General Partner determines has a value that justifies the issuance of such Additional Units.  In the event that Additional Units are issued by the Partnership pursuant to this Section 9.4, the number of

Partnership Units issued shall be determined by dividing the Gross Asset Value of the property contributed (reduced by the amount of any indebtedness assumed by the Partnership or to which such property is subject) as of the date of contribution to the Partnership (the "Contribution Date") by the Deemed

Partnership Unit Value, computed as of the Trading Day immediately preceding the Contribution Date.

          In addition, the Managing General Partner may,

upon its determination that the issuance of Preferred Units is in the best interests of the Partnership, issue Preferred Units in accordance with Section

4.3(c) hereof.

          The Managing General Partner shall be authorized on behalf of each of the Partners to amend this Agreement to reflect the admission of any Partner or any increase in the Partnership Units or Preferred Units of any Partner in

accordance with the provisions of this Section 9.4, and the Managing General

Partner shall promptly deliver a copy of such amendment to the Non-Managing

General Partner and each Limited Partner.  The Limited Partners hereby irrevocably appoint the Managing General Partner as their attorney-infact,

coupled with an interest, solely for the purpose of executing and delivering such documents, and taking such actions, as shall be reasonably necessary in connection with the provisions of this Section 9.4 or making any modification to this Agreement permitted by Section 7.3.

               Restrictions on Transfer.

                   In addition to any other restrictions on transfer herein

  contained, in no event may any Transfer or assignment of a Partnership Unit by any Partner be

made nor may any new Partnership Unit be issued by the Partnership (i) to any

Person which lacks the legal right, power or capacity to own a Partnership

Unit; (ii) in violation of applicable law; (iii) if such Transfer would immediately or with the passage of time cause either the Managing General

Partner or the Non

Managing General Partner to fail to comply with the REIT Requirements, such determination to be made assuming that such Partners do comply with the REIT

Requirements immediately prior to the proposed Transfer; (iv) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in

Section 3(14) of ERISA) or a "disqualified person" (as defined in Section

4975(e) of the Code); (v) if such Transfer would, in the opinion of counsel to the Partnership, cause any portion of the underlying assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of

Labor Regulations Section 2510.3-101; (vi) if such Transfer would result in a deemed distribution to any Partner attributable to a failure to meet the requirements of Regulations

Section 1.752-2(d)(1), unless such Partner consents thereto, (vii) such

Transfer would cause any lender to the Partnership (except the EJDC Lenders) to hold in excess of ten (10) percent of the Partnership Interest that would,

pursuant to the regulations under Section 752 of the Code or any successor provision, cause a loan by such a lender to constitute Partner Nonrecourse Debt or (viii) a Transfer, other than to an Affiliate, of a Partnership Interest the value of which would have been less than $20,000 when issued.

                 No Preferred Unit may be transferred by

           the Non-Managing General Partner to any Person who is not

  a General Partner of the Partnership.

                          Shelf Registration Rights.

          The Non-Managing General Partner agrees that, upon the request of any

Limited Partner that has not entered into a  Registration Rights Agreement with the Non-Managing

General Partner substantially in the form of Exhibit D hereto (each, a "Shelf

Rights Holder"), made at any time, the Non-Managing General Partner will within

60 days thereafter file a "shelf" registration statement (the "Shelf

Registration"), on an appropriate form pursuant to Rule 415 under the

Securities Act of 1933, as amended (the "Securities Act"), or any similar rule that may be adopted by the SEC, with respect to the sale of Registrable

Securities (as defined below) by the Shelf Rights Holders in ordinary course brokerage or dealer transactions not involving an underwritten public offering.

The Non-Managing General Partner shall use all reasonable efforts to have the

Shelf Registration declared effective as soon as practicable after such filing and to keep such Shelf Registration continuously effective following the date on which such Shelf Registration is declared effective for so long as any Units are outstanding.  The Non-Managing General Partner further agrees, if necessary, to supplement or make amendments to the Shelf Registration, if required by the registration form used by the Non-Managing General Partner for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations thereunder, and the

Non-Managing General Partner agrees to furnish to each Shelf Rights Holder copies of any such supplement or amendment at least three days prior to its being used and/or filed with the SEC.  Notwithstanding the foregoing, if the

Non-Managing

General Partner shall furnish to the Unit holder a certificate signed by the

Chief Executive Officer of the NonManaging General Partner stating that in the good faith judgment of the Directors it would be significantly disad vantageous to the Non-Managing General Partner and its stockholders for any such Shelf

Registration to be amended or supplemented, the Non-Managing General Partner may defer such amending or supplementing of such Shelf Registration for not more than 45 days and in such event the Unit holder shall be required to discontinue disposition of any Registrable Securities covered by such Shelf

Registration during such period.  Notwithstanding the foregoing, if the Non-

Managing General Partner irrevocably elects, or is so required under Section

11.3(a), prior to the filing of any Shelf Registration to issue all cash in lieu of Shares upon the exchange of Units by the holder requesting the filing of such Shelf Registration, the Non-Managing General Partner shall not be obligated to file such Shelf Registration Statement.  The Non-Managing General

Partner shall make available to its security holders, as soon as reasonably practicable, a statement of operations covering a period of twelve (12) months,

commencing on the first day of the fiscal quarter next succeeding each sale of any Registrable Securities pursuant to the Shelf Registration, in a manner which shall satisfy the provisions of Section 11(a) of the Securities Act.

                   Securities Subject to this Section 9.6. The securities

  entitled to the benefits of this

              Section 9.6 are the Shares that have been or may be

  issued from time to time upon the exchange of Units pursuant to Article XI hereof and any other securities issued by the Non-Managing General Partner in accordance with the terms of this Agreement in exchange for any of the Shares (collectively, the "Registrable Securities") but, with respect to any particular Registrable Security, only so long as it continues to be a

Registrable Security.  Registrable Securities shall include any securities issued in accordance with the terms of this Agreement as a dividend or distribution on account of Registrable Securities or resulting from a subdivision of the outstanding Shares of Registrable Securities into a greater number of shares (by reclassification, stock split or otherwise).  For the purposes of this Agreement, a security that was at one time a Registrable

Security shall cease to be a Registrable Security when (i) such security has been effectively registered under the Securities Act, and either (A) the registration statement with respect thereto has remained continuously effective for 150 days or (B) such security has been disposed of pursuant to such registration statement, (ii) such security is or can be immediately sold to the public in reliance on Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such security has been otherwise transferred (except in connection with the exercise of the EJDC Option) and (a) the Non-Managing

General Partner has delivered a new certificate or other evidence of ownership not bearing the legend set forth on the Shares upon the initial issuance thereof (or other legend of similar import) and (b) in the opinion of counsel to the Non-Managing General Partner, the subsequent disposition of such security would not require the registration or qualification under the

Securities Act or any similar state law then in force, or (iv) such security has ceased to be outstanding.

                 Registration Expenses.  The Non-Managing General Partner shall pay all expenses incident to the

              Shelf Registration, including, without limitation,

  (i) all SEC, stock exchange and National Association of Securities Dealers, Inc. registration, filing and listing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and disbursements of the Non-Managing General Partner's independent public accountants and counsel and (v) all fees and expenses of any special experts retained by the Non-Managing General Partner in connection with the Shelf Registration pursuant to the terms of this Section 9.6, regardless of whether such Shelf Registration becomes effective, unless such Shelf Registration fails to become effective as a result of the fault of the Shelf Rights Holders; provided, however, that the Non-Managing General Partner shall not pay the costs and expenses of any Shelf Rights Holder relating to brokerage or dealer fees, transfer taxes, or the fees or expenses of any counsel, accountants or other repre sentatives retained by the Shelf Rights Holders, individu ally or in the aggregate.




                                    ARTICLE

                Rights and Obligations of the Limited Partners

            No Participation in Management.  Except as expressly permitted hereunder, the Limited Partners shall not take part in the management of the

Partnership's busi ness, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership;

provided, that the foregoing shall not be deemed to limit the ability of a

Limited Partner (or any

officer or director thereof) who is an officer, director or employee of the

Partnership, either the Managing General Partner or Non-Managing General

Partner, or any Affiliate thereof, to act in such capacity.

            Bankruptcy of a Limited Partner.  The Bankruptcy of any Limited

Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the Profits or Losses of the Partnership and to receive distributions of Partnership funds shall, on the happening of such event, devolve to its successors or assigns, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. However, in no event shall such assignee(s) become a Substituted

Limited Partner.

            No Withdrawal.  No Limited Partner may withdraw from the

Partnership without the prior written consent of the Managing General Partner and of the Non-Managing General Partner, other than as expressly provided in this Agreement.

           Duties and Conflicts.    The Partners recognize

           that each of the other Partners and their Affiliates have

             or may have other business interests, activities and

  investments, some of which may be in conflict or competition with the business of the Partnership, and that such persons are entitled to carry on such other business interests, activities and investments.  In addition, the

  Partners recognize that certain of the Limited Partners and their Affiliates are and may in the future be tenants of the Partnership or other Persons or own anchor or other stores in the Partnership's Properties or other properties and in connection therewith may have interests that conflict with those of the Partnership.  In deciding whether to take any actions in such capacity, such Limited Partners and their

Affiliates shall be under no obligation to consider the separate interests of the Partnership and shall have no fiduciary obligations to the Partnership and shall not be liable for monetary damages for losses sustained, liabili ties incurred or benefits not derived by the other Partners as the result of such

Limited Partner's acting exclusively in its independent capacity; nor shall the

Partnership, the Non-Managing General Partner or the Managing General Partner

be under any obligation to consider the separate interests of the Limited

Partners and their Affiliates in such Limited Partners' independent capacities or have any fiduciary obligations to the Limited Partners and their Affiliates in such capacity or be liable for monetary damages for losses sustained,

liabilities incurred or benefits not derived by the Limited Partners and their

Affiliates in such independent capacities arising from actions or omissions taken by the Partnership.  The Limited Partners and their Affiliates may engage in or possess an interest in any other business or venture of any kind,

independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such persons may engage in any activities, whether or not competitive with the Partnership,

without any obligation to offer any interest in such activities to the

Partnership or to any Partner or otherwise.  Neither the Partnership nor any

Partner shall have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

                 Notwithstanding the foregoing, without

the prior consents of the Managing General Partner and the Non-Managing General

Partner, no Limited Partner shall knowingly take any action, including acquiring, directly or indirectly, an interest in any tenant of a Property which would have, through the actual or constructive ownership of any tenant of any Property, the effect of causing the percentage of the gross income of either of the Managing General Partner or the NonManaging General Partner that fails to be treated as "rents from real property" within the meaning of Section

856(d)(2) of the Code to exceed such percentage on the date hereof (which currently provides that ownership of a tenant of the Partnership will not be attributed to a Person unless such Person directly or indirectly owning the tenant also directly or indirectly owns 10% or more of the Managing General

Partner or the Non-Managing General Partner).  Each Limited Partner shall have a duty to notify the Managing General Partner and the NonManaging General

Partner on a timely basis of any potential acquisition or change in ownership that could reasonably be expected to have such effect.

          Guaranty and Indemnification Agreements.

                 The Partnership shall notify the Limited Partners no less than

45 days (or, if the Partnership itself has less than 45 days' prior notice, as promptly as practicable) prior to the occurrence of any event that the

Partnership reasonably expects will reduce the amount of Partnership liabilities that the Limited Partners may include in their individual tax bases of their respective Partnership Interests pursuant to Treasury Regulation

 1.752-3(a)(2).  Upon receipt of such notice, each Limited Partner shall inform the Partnership of any action it desires to take in its sole and absolute discretion in order to increase the "economic risk of

  loss" (within the meaning of Treasury Regulation

   1.752-2) (the "Incurrence") that it has with respect to liabilities of the

  Partnership or applicable Subsidiary Partnerships.  The Partnership shall cooperate with each Limited Partner to facilitate the Incurrence by such

  Limited Partner with respect to Partnership Liabilities or liabilities of

  Subsidiary Partnerships in such a way so that the Incurrence has the least amount of real economic risk to such Limited Partner and provided that the

  Incurrence does not have a material adverse impact on any other Partner in the Partnership or any such Partner's Affiliates.

          No direct or indirect Partner in the Partnership or any partnership which is the obligor on a JCP Property Liability shall incur the "economic risk of loss" (within the meaning of Treasury Regulation  752-2) with respect to any JCP Property Liability without the prior written consent of the JCP Limited

Partner.

                   Notwithstanding the provisions of para graph (a), no Limited Partners shall have any right to negotiate directly with any lender of the Partnership, any such negotiation to be undertaken in good faith by the Managing General Partner or the Non-Managing General Partner on behalf of, and at the request of, all affected Limited Partners.




                                    ARTICLE

                    Grant of Rights to the Limited Partners

            Grant of Rights.  The Non-Managing General Partner does hereby grant to each of the Limited Partners and each of the Limited Partners does hereby accept the right, but not the obligation (hereinafter such right sometimes referred to as the "Rights"), to convert all or a portion of such

Limited Partner's Partnership Units into Shares or cash, as selected by the Non-

Managing General Partner, any time or from time to time, on the terms and subject to the conditions and restrictions contained in this Article XI.  The

Rights granted hereunder may be exercised by a Limited Partner, on the terms and subject to the conditions and restrictions contained in this Article XI,

upon delivery to the Non-Managing General Partner of a notice in the form of

Exhibit E (an "Exercise Notice"), which notice shall specify the Partnership

Interests to be converted by such Limited Partner.  Once delivered, the

Exercise Notice shall be irrevocable, subject to payment by the Non-Managing

General Partner of the Purchase Price in respect of such Partnership Units in accordance with the terms hereof and subject to Section 1 of the Registration

Rights Agreements.  In the event the Non-Managing General Partner elects to cause such Units to be converted into cash, the Non-Managing General Partner shall effect such conversion by redeeming the Partnership Units subject to the

Exercise Notice for cash.

            Limitation on Exercise of Rights.  Rights may be exercised at any time and from time to time.  In addition, if an Exercise Notice is delivered to the Non-Managing General Partner but, as a result of the Ownership Limit or as a result of other restrictions contained in the Charter of the Non-Managing

General Partner, the Rights cannot be exercised in full for Shares, the

Exercise Notice shall be deemed to be modified such that the Rights shall be exer cised only to the extent permitted under the Ownership Limit or under the

Charter of the Non-Managing General Partner. Notwithstanding the foregoing, any

Person shall be permitted to exercise its Rights hereunder during the first half of a

taxable year of the Non-Managing General Partner even if upon conversion of the

Units that are the subject of an Exercise Notice into Shares, the Shares held by such Person will exceed the Ownership Limit, so long as such Person shall immediately following such conversion sell so many of such Shares as shall cause the Ownership Limit not to be exceeded upon consummation of such sale.

The Non-Managing General Partner hereby agrees to exercise its right pursuant to Article Ninth of its Charter to permit the Ownership Limit to be exceeded in the circumstances described in the preceding sentence.

            Computation of Purchase Price/Form of Payment. The purchase price

("Purchase Price") payable to the Limited Partners shall be equal to the Deemed

Partnership Unit Value multiplied by the number of Partnership Units with respect to which the Rights are being exercised computed as of the date on which the Exercise Notice was delivered to the NonManaging General Partner (the

"Computation Date").  Subject to the following paragraph, the Purchase Price for the Offered Units shall be payable, at the option of the NonManaging

General Partner, by causing the Partnership to redeem the Partnership Units for cash in the amount of the Purchase Price, or by the issuance by the Non-

Managing General Partner of the number of Shares equal to the number of

Partnership Units with respect to which the Rights are being exercised

(adjusted as appropriate to account for stock splits, stock dividends or other similar transactions between the Computation Date and the closing of the purchase and sale of the Offered Units in the manner specified in Section

11.7(d) below).

               Where a Limited Partner exercising its rights pursuant to this

Section on or after the fifth anniversary of the Effective Time, up to, but not including, the eighth

anniversary of such date, was a DeBartolo Group Limited Partner as of the

Effective Time, and such Limited Partner has received a special allocation of taxable income or gain from a Covered Sale within 90 days prior to such exercise, then to the extent of any tax due on such allocation and on the redemption of such Units, the Managing General Partner shall, if the Limited

Partner so requested in the Exercise Notice, cause the Partnership to redeem the Units for cash in accordance with this Section 11.3.

            Closing.  The closing of the acquisition of Offered Units shall,

unless otherwise mutually agreed, be held at the principal offices of the Non-

Managing General Partner, on the date agreed to by the Non-Managing General

Partner and the relevant Limited Partner, which date (the "Settlement Date")

shall in no event be on the date which is the later of (i) ten (10) days after the date of the Exercise Notice and (ii) the expiration or termination of the waiting period applicable to the Limited Partner, if any, under the Hart-Scott-

Rodino Act (the "HSR Act").  The Non-Managing General Partner agrees to use its best efforts to obtain an early termination of the waiting period applicable to each tender, if any, under the HSR Act.  Until the Settlement Date, each tendering Partner shall continue to own his respective tendered Offered Units,

and will continue to be treated as the holder of such Offered Units for all purposes of this Agreement, including, without limitation, for purposes of voting, consent, allocations and

distributions.  Offered Units will be transferred to the NonManaging General

Partner only upon receipt by the tendering Partner of Shares or cash in payment in full therefor.

            Closing Deliveries.  At the closing of the

purchase and sale of Offered Units, payment of the Purchase Price shall be accompanied by proper instruments of transfer

and assignment and by the delivery of (i) representations and warranties of (A)

the Limited Partner with respect to its due authority to sell all of the right,

title and interest in and to such Offered Units to the Non-Managing General

Partner and with respect to the status of the Limited Partner Interest being sold, free and clear of all Liens, and (B) the Non-Managing General Partner with respect to due authority to acquire such Units for Shares or to cause the

Partnership to redeem Partnership Units subject to an Exercise Notice for cash and, in the case of payment by Shares, (ii)(A) an opinion of counsel for the

Non-Managing General Partner, reasonably satisfactory to the Limited Partner,

to the effect that such Shares have been duly authorized, are validly issued,

fully-paid and non-assess able, and (B) a stock certificate or certificates evidencing the Shares to be issued and registered in the name of the Limited

Partner or its designee.

            Term of Rights.  The rights of the parties with respect to the

Rights shall remain in effect, subject to the terms hereof, throughout the existence of the Partnership.

            Covenants of the Non-Managing General Partner.

To facilitate the Non-Managing General Partner's ability to fully perform its obligations hereunder, the Non-Managing General Partner covenants and agrees as follows:

                   At all times during the pendency of the Rights, the Non-

  Managing General Partner shall reserve for issuance such number of Shares as may be necessary to enable the Non-Managing General Partner to issue such

  Shares in full payment of the Purchase Price in regard to all Partnership

  Units which are from time to time outstanding and held by the Limited

  Partner.

                   As long as the Non-Managing General Partner shall be

  obligated to file periodic reports under

            the Exchange Act, the Non-Managing General Partner will

  timely file such reports in such manner as shall enable any recipient of

  Shares issued to a Limited Partner hereunder in reliance upon an exemption from registration under the Securities Act to continue to be eligible to utilize Rule 144 promulgated by the SEC pursuant to the Securities Act, or any successor rule or regulation or statute thereunder, for the resale thereof.

                   During the pendency of the Rights, the relevant Limited

  Partners shall receive in a timely manner all reports filed by the Non-

  Managing General Partner with the SEC and all other communications transmitted from time to time by the Non-Managing General Partner to the owners of its Shares.

                   Under no circumstances shall the NonManaging General Partner declare any stock dividend, stock split, stock distribution or the like,

  unless fair and equitable arrangements are provided, to the extent necessary,

  to fully adjust, and to avoid any dilution in, the Rights of any Limited

  Partner under this Agreement.

Limited Partners' Covenant.  Each of the Limited

Partners covenants and agrees with the Non-Managing General Partner that all

Offered Units tendered to the Non-Managing General Partner or the Partnership,

as the case may be, in accordance with the exercise of Rights herein provided shall be delivered free and clear of all Liens and should any Liens exist or arise with respect to such Offered Units, the Non-Managing General Partner or the Partnership, as the case may be, shall be under no obligation to acquire the same unless, in connection with such acquisition, the NonManaging General

Partner has elected to cause the Partnership to pay such portion of the

Purchase Price in the form of cash consideration in circumstances where such consideration will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of such consideration and the Partnership is expressly authorized to apply such portion of the Purchase Price as may be necessary to satisfy any indebtedness in full and to discharge such Lien in full. In the event any transfer tax is payable by the Limited Partner as a result of a transfer of Partnership Units pursuant to the exercise by a Limited Partner of the Rights, the Limited Partner shall pay such transfer tax.




                                    ARTICLE

                                  EJDC Option

            Grant and Terms of Option. In addition to the rights granted in

Article XI, the Non-Managing General Partner does hereby grant to EJDC and its

Affiliates, and EJDC and its Affiliates do hereby accept the right, but not the obligation (the "EJDC Option"), to dispose of a certain number of Units held by

EJDC and its Affiliates, in certain circumstances and at certain times, subject to the terms and conditions set forth below:

               (a)  If, prior to the EJDC Option Termination Date (as defined in paragraph (e) below), EJDC elects to dispose of Units (other than by exchanging them for Shares pursuant to Article XI) to satisfy any Amortization

Requirements (as defined in paragraph (d) below), EJDC shall provide a written

Notice (an "Initial EJDC Notice") to the Non-Managing General Partner with respect to the period (a "Payment Period"), commencing upon the Non-Managing

General Partner's receipt of an Initial EJDC Notice and ending on the earlier of (x) the first anniversary of the date of such receipt and (y) the date on which the next Amortization Requirement is satisfied specifying:

               (i)  the number of Units (which number shall not, in any event,

exceed 30% of the number of Units owned by EJDC and its Affiliates at the

Effective Time) that are required to be disposed of solely to pay taxes and expenses payable on or in connection with such disposition and to satisfy the

Amortization Requirement (as set forth in paragraph (d) below) for the Payment

Period in respect of which the  Initial EJDC Notice is being given; and

               (ii) the date on which such Amortization Requirement is required to be satisfied.

          (b)  Within 10 days of its receipt of an Initial EJDC Notice, the Non-

Managing General Partner shall provide written notice (a "Response Notice") to

EJDC specifying the Non-Managing General Partner's election to take one (but not more than one) of the following actions in the Non-Managing General

Partner's sole discretion:

               (i)  agree not to exercise any "blackout" or "carveback" rights or other Non-Managing General Partner imposed limitations on the availability or exercise of registration rights of EJDC and its Affiliates under the

Registration Rights Agreement so as to permit EJDC and its Affiliates to exchange up to the number of Units specified in the Initial EJDC Notice with the Non-Managing General Partner for Shares and sell the Shares in a registered offering in time for EJDC to satisfy the Amortization Requirement specified in the Initial EJDC Notice and pay the taxes and expenses payable on or in connection with such exchange; provided, that the Non-Managing General Partner shall not have the option to elect the actions specified in this paragraph (i)

in any Payment Period commencing in 1996;

               (ii) pay on a date specified by EJDC cash to

EJDC and its Affiliates upon tender by EJDC and its Affiliates of up to the number of Units specified in the

Initial EJDC Notice at a Purchase Price per Unit and in accordance with the closing procedures that would be applicable upon the exercise of Rights as specified in Sections 11.3, 11.4 and 11.5 above; or

               (iii) permit EJDC and its Affiliates to sell up to the number of

Units specified in the Initial EJDC Notice to up to three Institutional

Investors in the then current Payment Period.

Failure by the Non-Managing Partner to provide a timely notice shall be deemed to constitute an election of clause (iii).

          (c)  If the sale of Units permitted to be sold under clause (iii) of paragraph (b) above does not occur or is not completed within 120 days of receipt by EJDC of the Response Notice, then EJDC and its Affiliates may not sell Units after the expiration of such 120-day period.  In order for EJDC and its Affiliates to dispose of Units in such Payment Period after the expiration of such 120-day period, a new written notice (a "Subsequent EJDC Notice") shall have been delivered by EJDC to the Non-Managing General Partner which

Subsequent EJDC Notice shall specify the same information as shall have been specified in the Initial EJDC Notice for the then current Payment Period,

except that the number of units specified for disposition shall not exceed 30%

of the number of Units held by EJDC and its Affiliates at the Effective Time minus the number of Units previously disposed of by EJDC and its Affiliates in such Payment Period.  Upon receipt of a Subsequent EJDC Notice the NonManaging

General Partner shall within 10 days of receipt thereof deliver to EJDC a

Response Notice (a new Subsequent EJDC Notice being required at each 120 day interval in order for Units to continue to be disposed of by EJDC and its

Affiliates during the then current Payment Period).  In any

event, upon the end of a Payment Period, EJDC shall be required to deliver to the Non-Managing General Partner a new Initial EJDC Notice with respect to the disposition of Units in the new Payment Period, subject to the same limitations as were set forth in the original Initial EJDC Notice as to such new Payment

Period.

          (d)  EJDC covenants that the proceeds from the disposition of Units pursuant to the exercise of the EJDC Option will be used only to pay any taxes or expenses payable on or in connection with the sale, tender or exchange of the Units in connection with any such exercise or to satisfy amortization payments (the "Amortization Requirements") to a holder of EJDC's indebtedness actually due, but only to the extent of indebtedness to such holder as of the

Effective Time, which shall not exceed the following amounts for each Payment

Period:

                        (i)  A Payment Period Commencing in 1996 -  up to

                   $150,000,000

                        (ii) A Payment Period Commencing in 1997 - up to

                    $150,000,000 minus the amount of the Amortization

                    Requirement actually satisfied in a Payment Period

                    commencing in 1996 (such that, by way of example, (x) if a

                    $150,000,000 payment is made by EJDC to satisfy the

                    Amortization Requirement for a Payment Period commencing in

                    1996 then the Amortization Requirement for any Payment

                    Period commencing in 1997 would be zero and no EJDC Option would be exercisable by EJDC in 1997 and (y) if a

                    $60,000,000 payment is made by EJDC to satisfy the

                    Amortization Requirement

                    for a Payment Period commencing in 1996 then the

                    Amortization Requirement for a Payment Period commencing in

                    1997 would be $90,000,000, etc.).

                              (iii)     A Payment Period Commencing in 1998 -

                      up to $170,000,000

               No other use of such proceeds shall be permitted.

          (e)  The EJDC Option will terminate at the earlier to occur of (i)

the date on which the indebtedness of EJDC having the Amortization Requirements is repaid and

(ii) December 31, 1998 (the "EJDC Option Termination Date"), and at such time the disposition of Units by EJDC and its Affiliates pursuant to an Initial EJDC Notice or a Subsequent EJDC Notice shall terminate.




                                    ARTICLE

                              General Provisions

            Investment Representations.

                   Each Limited Partner acknowledges that it (i) has been given full and complete access to the Partnership and those person who will manage the Partnership in connection with this Agreement and the transactions contemplated hereby, (ii) has had the opportunity to review all documents relevant to its decision to enter into this Agreement, and (iii) has had the opportunity to ask questions of the Partnership and those persons who will manage the Partnership concerning its investment in the Partnership and the transactions contemplated hereby.

                   Each Limited Partner acknowledges that it understands that the Units to be purchased by it

           hereunder will not be registered under the Securities Act

  of 1933 in reliance upon the exemption afforded by Section 4(2) thereof for transactions by an issuer not involving any public offering, and will not be registered or qualified under any applicable state securities laws. Each

  Limited Partner represents that (i) it is acquiring such Units for investment only and without any view toward distribution thereof, and it will not sell or otherwise dispose of such Units except pursuant to the exercise of the

  Rights, or otherwise in accordance with the terms hereof, and it will not sell or otherwise dispose of such Units except in compliance with the registration requirements or exemption provisions of any applicable state securities laws, (ii) its economic circumstances are such that it is able to bear all risks of the investment in the Units for an indefinite period of time including the risk of a complete loss of its investment in the Units and

  (iii) it has knowledge and experience in financial and business matters sufficient to evaluate the risks of investment in the Units.  Each Limited

  Partner further acknowledges and represents that it has made its own independent investigation of the Partnership and the business proposed to be conducted by the Partnership, and that any information relating thereto furnished to the Limited Partner was supplied by or on behalf of the

  Partnership.

            Notices.  All notices, offers or other

communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally delivered or sent by United States mail or by reputable overnight delivery service and shall be deemed to have been given when delivered in person, upon receipt when delivered by overnight delivery service or three business days after

deposit in United States mail, registered or certified, postage prepaid, and properly addressed, by or to the appropriate party.  For purposes of this

Section 13.1, the addresses of the parties hereto shall be as set forth on

Exhibit A hereof.  The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.

            Successors.  This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of all Partners, and their legal represent atives, heirs, successors and permitted assigns, except as expressly herein otherwise provided.

                Liability of Limited Partners.  The liability of the Limited

Partners for their obligations, covenants, representations and warranties under this Agreement shall be several and not joint.

                Effect and Interpretation.  THIS AGREEMENT SHALL BE GOVERNED BY

AND CONSTRUED IN CONFORMITY WITH THE LAWS OF THE STATE OF DELAWARE.

            Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                Partners Not Agents.  Nothing contained

herein shall be construed to constitute any Partner the agent of another

Partner, except as specifically provided herein, or in any manner to limit the

Partners in the carry ing on of their own respective businesses or activities.

            Entire Understanding; Etc.  This Agreement and

the other agreements referenced herein or therein or to which the signatories hereto or thereto are parties consti tute the entire agreement and understanding among the Partners and supersede any prior understandings and/or written or oral agreements among them respecting the subject matter within.

            Severability.  If any provision of this Agree ment, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement,

or the appli cation of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

            Trust Provision.  This Agreement, to the extent executed by the trustee of a trust, is executed by such trustee solely as trustee and not in a separate capacity. Nothing herein contained shall create any liability on, or require the performance of any covenant by, any such trustee individually, nor shall anything contained herein subject the individual personal property of any trustee to any liability.

            Pronouns and Headings.  As used herein, all pronouns shall include the masculine, feminine and neuter, and all defined terms shall include the singular and plural thereof wherever the context and facts require such con struction.  The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.  Any references in this Agreement to "including" shall be deemed to mean "including without limitation."

            Non-Effect on Certain Limited Partners.  As to any Limited Partner

who was a Limited Partner of the Partnership prior to the Effective Time and who does not execute this Agreement, the provisions of the Fourth Amended and

Restated Partnership Agreement of the Partnership dated April 21, 1994 which,

under the terms thereof, cannot, in certain circumstances, be Amended without the consent of such non-signing Limited Partner, shall continue in effect as to such Limited Partner to the extent such provisions are inconsistent with this Agreement.

            Assurances.  Each of the Partners shall here after execute and deliver such further instruments (provided such instruments are in form and substance reasonably satisfactory to the executing Partner) and do such further acts and things as may be reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

                  IN WITNESS WHEREOF, the parties hereto have

executed this Agreement or caused this Agreement to be executed as of the date and year first above written, which Agreement shall be effective on the date it is executed and delivered by the Parties hereto.





GENERAL PARTNER:

DeBARTOLO REALTY CORPORATION,
  an Ohio Corporation

7655 Market Street
P.O. Box 3287
Youngstown, OH 44513-3287


By:__________________________
   Name:
   Title:



SIMON PROPERTY GROUP, INC.,
  a Maryland corporation

Merchants Plaza
115 West Washington Street
Suite 15 East
Indianapolis, IN 46204


By:__________________________
   Name:
   Title:



LIMITED PARTNERS:



By:__________________________











                                  EXHIBIT "A"


                               PARTNERSHIP UNITS


GENERAL PARTNER(S)  NUMBER OF UNITS    PERCENTAGE INTEREST Simon Property
Group, Inc., a
Maryland
corporation
DeBartolo Realty
Corporation, an
Ohio corporation

LIMITED PARTNER(S)
This exhibit will
identify which
Limited Partners
were former
limited partners
of Simon Property
Group, L.P. and
which Limited
Partners were
former limited
partners of
DeBartolo Realty
Partnership, L.P.



The number of
Units and
Percentage
Interests for each
Partner shall be
calculated in
accordance with
the Formula,
attached hereto.




                         EXHIBIT "B" PREFERRED UNIT DESIGNATIONS

None.


                         EXHIBIT "C" COVERED SALES


Mission Viejo Mall             Aventura Mall
Boynton Beach Mall             Coral Square
Florida Mall                   Grove at Lakeland Square
Gulf View Square               Highland Lakes Plaza
Lakeland Square                Melbourne Square
Miami International Mall       Paddock Mall
Palm Beach Mall                Port Charlotte Town Center
Terrace at Florida Mall        Treasure Coast Square
Northfield Square              Castleton Square
Lafayette Square               University Park Mall
Ward Plaza                     Washington Plaza
Great Lakes Mall               Great Lakes Plaza
Lima Plaza                     Lima Mall
Century III Mall               Randall Park Mall
Mainland Crossing              Philadelphia Center
Chesapeake Square              Chesapeake Center
Northgate Shopping Center      Columbia Center
Bay Park                       Tacoma Mall
Tyrone Square                  Summit Mall
Washington Square              Upper Valley Mall
Brunswick Square               Richardson Square
New Orleans Centre/CNG Tower*  Eastern Hills Biltmore Square
Woodville Mall
Cheltenham Square              Glen Burnie Mall
TC Peripheral                  Richmond Mall
(Mainland Peripheral)


*    If sold together, such properties will not constitute
     "Covered Properties."





                                  EXHIBIT "D"


                         REGISTRATION RIGHTS AGREEMENT




















                                  EXHIBIT "E"


                            FORM OF EXERCISE NOTICE



          [Limited Partner], as of [date of exercise],

hereby irrevocably (except as set forth in the Agreement referred to below)

elects, pursuant to the rights granted to it in Section 11.1 of the Agreement of Limited Partnership of Simon-DeBartolo Group, L.P. (the "Agreement") to

convert [   ]% of its Partnership Units (as such term is defined in the

Agreement) into shares of common stock of Simon Property Group, Inc. or cash,

as selected by Simon Property Group, Inc.



[Limited Partner]













                         By:___________________________ Name:
                                    Title:





                                  EXHIBIT "F"


                   EJDC LENDERS AND EJDC LOAN DOCUMENTATION


          The EJDC Lenders are each and every lender (and their trustees or agents) party from time to time to:

          1.   the SECOND AMENDED AND RESTATED NEW FACILITY CREDIT AGREEMENT,

dated as of March 31, 1994 by and among DeBARTOLO, INC. and THE EDWARD J.

DeBARTOLO CORPORATION, as the borrowers, WELLS FARGO BANK, N.A., as the issuing bank, and the co-lenders specified therein, and WELLS FARGO REALTY ADVISORS

FUNDING, INCORPORATED as the administrative agent; or

          2. the SECOND AMENDED AND RESTATED RESTRUCTURING FACILITY CREDIT AGREEMENT, dated as of March 31, 1994 by and among DeBARTOLO, INC. and THE EDWARD J. DeBARTOLO CORPORATION, as the borrowers, and the co-lenders specified therein, and WELLS FARGO REALTY ADVISORS FUNDING, INCORPORATED, as the

administrative agent.

          The EJDC Loan Documentation are the aforementioned credit agreements and the other loan and collateral documents delivered in connection therewith.

                                                   Exhibit I FORM OF

                 FIFTH AMENDED AND RESTATED

                         LIMITED PARTNERSHIP AGREEMENT





                                      OF





                          SIMON-DeBARTOLO GROUP, L.P.













                               TABLE OF CONTENTS

                                                        Page ARTICLE I

Definitions; Etc.          3

        1.1  Definitions                                3
        1.2  Exhibit, Etc.                              28

ARTICLE II   Organization                               29

        2.1  Continuation.                              29
        2.2  Name.                                      30
        2.3  Character of the Business.                 30
        2.4  Location of the Principal Place of
             Business                                   31
        2.5  Registered Agent and Registered Office.    31
ARTICLE III  Term                                       32
        3.1  Commencement.                              32
        3.2  Dissolution.                               32

ARTICLE IV   Contributions to Capital                   33

        4.1  General Partner Capital Contributions.     33
        4.2  Limited Partner Capital Contributions.     33
        4.3  Additional Funds.                          34
        4.4  Stock Option Plan                          41
        4.5  Dividend Reinvestment Plan                 42
        4.6  No Third Party Beneficiary.                43
        4.7  No Interest; No Return.                    43
        4.8  Capital Accounts                           44

ARTICLE V    Conditions/Representations and Warranties  48
        5.1  Representations and Warranties by
             Managing General Partner                   48
        5.2  Representations and Warranties by
             Non-Managing General Partner               50
        5.3  Representations and Warranties by the
             Limited Partners                           51
        5.4  Acknowledgment by Each Partner             52
ARTICLE VI   Allocations, Distributions and Other
             Tax and Accounting Matters                 52
        6.1  Allocations                                52
        6.2  Distributions                              65
        6.3  Books of Account.                          69
        6.4  Reports.                                   70
        6.5  Audits.                                    71
        6.6  Tax Returns.                               72
        6.7  Tax Matters Partner.                       73
        6.8  Withholding.                               75

ARTICLE VII  Rights, Duties and Restrictions
             of the General Partners                    76

        7.1  Expenditures by Partnership.               76
        7.2  Powers and Duties of the Managing General
             Partner.                                   76
        7.3  Major Decisions.                           84
        7.4  Managing General Partner and Non-Managing
             General Partner Participation.             88
        7.5  Proscriptions                              89
        7.6  Additional Partners                        90
        7.7  Title Holder                               90
        7.8  Waiver and Indemnification.                90
        7.9  Limitation of Liability of Directors,
             Shareholders and Officers of the Managing
             General Partner and the Non-Managing
             General Partner                            93

ARTICLE VIII  Dissolution, Liquidation and Winding-Up   94

        8.1  Accounting                                 94
        8.2  Distribution on Dissolution                94
        8.3  Sale of Partnership Assets.                95
        8.4  Distributions in Kind                      96
        8.5  Documentation of Liquidation.              97
        8.6  Liability of the Liquidating Agent         97

ARTICLE IX   Transfer of Partnership Interests and
             Related Matters                            98
        9.1  Managing General Partner Transfers and
             Deemed Transfers                           98
        9.2  Non-Managing General Partner Transfers
             and Deemed Transfers                       99
        9.3  Transfers by Limited Partners              100
        9.4  Issuance of Additional Partnership Units
             and Preferred Units.                       104
        9.5  Restrictions on Transfer                   106
        9.6  Shelf Registration Rights                  107

ARTICLE X    Rights and Obligations of the Limited
             Partners                                   112
        10.1 No Participation in Management             112
        10.2 Bankruptcy of a Limited Partner            112
        10.3 No Withdrawal                              113
        10.4 Duties and Conflicts                       113
        10.5 Guaranty and Indemnification Agreements    115

ARTICLE XI   Grant of Rights to the Limited Partners    117

        11.1 Grant of Rights                            117
        11.2 Limitation on Exercise of Rights           118
        11.3 Computation of Purchase Price/Form of
             Payment                                    119
        11.4 Closing                                    120
        11.5 Closing Deliveries                         121
        11.6 Term of Rights                             122
        11.7 Covenants of the Non-Managing General
             Partner                                    122
        11.8 Limited Partners' Covenant                 123

ARTICLE XII  EJDC Option                                124

        12.1 Grant and Terms of Option                  124

ARTICLE XIII  General Provisions                        129

        13.1 Investment Representations                 129
        13.2 Notices                                    131
        13.3 Successors                                 131
        13.4 Liability of Limited Partners.             132
        13.5 Effect and Interpretation                  132
        13.6 Counterparts                               132
        13.7 Partners Not Agents                        132
        13.8 Entire Understanding; Etc.                 132
        13.9 Severability                               133
        13.10   Trust Provision                         133
        13.11   Pronouns and Headings                   133
        13.12   Non-Effect on Certain Limited Partners  133
        13.13   Assurances                              134




_______________________________
1In the event the requisite stockholder approval is obtained to amend the Charter of Simon-DeBartolo Group, Inc. to provide for a 13-person board, directors elected by the DeBartolo holders of Class C Common Stock will also be excluded from the definition of Independent Directors.